OFFICE LEASE
This Lease is made as of this 20th day of December, 1996, by and between BARCLAY-CURCI INVESTMENT COMPANY, a California general partnership ("Landlord") and ACTIVISION, INC., a Delaware corporation ("Tenant").
In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the following described Premises, upon the following terms and conditions:

1.	FUNDAMENTAL LEASE PROVISIONS

1.1.	Project and Building:                                  (Article 2)
     1.1.1  Project:          SANTA MONICA BUSINESS PARK
     1.1.2  Building:         Address: 3100 Ocean Park Boulevard
                              City:  Santa Monica
                              County:  Los Angeles
                              State:  California
                              Zip Code:  90405

1.2.	Premises:                Floors:  Basement, First      (Article 2)
                              (1st) and Second (2nd) Floors
                              Rentable Area:  39,781
                              rentable square feet (36,834
                              usable) on the 1st floor,
                              41,421 rentable square feet
                              (38,353 usable) on the 2nd
                              floor, and 16,799 (15,555
                              usable) rentable square feet
                              in the Basement, for an
                              aggregate of 98,001 (90,742
                              usable) rentable square feet
                              on the Basement, 1st and 2nd
                              floors.

1.3.	Term:                                                     (Article 3)
     1.3.1	Length of Term:    Ten (10) years.
     1.3.2	Commencement Date: May 1, 1997.
     1.3.3	Expiration Date:   April 30, 2007.

1.4.	Basic Rent:                                               (Article 4)

                                      Monthly
                                    Dollars Per
                                   Rentable Square
                 Months                 Foot               Dollars Per Month

Basement            1-12                 $1.00                   $16,799.00
(16,799 rsf)       13-24                 $1.10                   $18,478.90
                  25-120                 $1.20                   $20,158.80

1st & 2nd Floor     1-12                 $1.60                  $129,923.20
(81,202 rsf)       13-24                 $1.75                  $142,103.50
                  25-120                 $1.90                  $154,283.80


*Entire Premises    1-24                   N/A                    $3,385.24

*During months one (1) through twenty-four (24) of the Term, in addition to the Basic Rent for the Basement and 1st and 2nd floor, Tenant shall pay Basic Rent to Landlord for the entire Premises in connection with the adjustment of Lease Commencement Date, in the monthly amount shown.

1.5.	Additional Rent:                                          (Article 6)
     1.5.1                    Tenant's Share: 69.10%.

     1.5.2                    Base Year:  The calendar year 1997.

1.6.	After-Hours  Charges:    After-Hours Charges payable by   (Article 12)
                              Tenant shall be calculated as set
                              forth in Section 12.2

1.7.	Prepaid Rent:            $150,107.44.                     (Article 4)

1.8.	Security                                                  (Article 9)
     Deposit and L-C
     Amount:                 Security Deposit - $174,442.60
                             L-C Amount - $2,441,349.41.

1.9	Parking Passes:          Five (5) parking passes per each  (Article 5)
                             1,000 rentable square feet in the
                             Premises.
1.10.	Landlord's                                               (Article 37)
      Address For
      Notices:               BARCLAY-CURCI INVESTMENT COMPANY
                             c/o TRANSPACIFIC DEVELOPMENT COMPANY
                             2377 Crenshaw Boulevard, Suite 300
                             Torrance, California  90501

1.11.	Tenant's                                                 (Article 37)
      Address For
      Notices:               11601 Wilshire Boulevard Suite 300
                             Los Angeles, California 90025
                             (Prior to Commencement Date)

                             at the Premises
                             (After Commencement Date)

1.12.	Broker:                Julien J. Studley, Inc.           (Article 35)
                             10960 Wilshire Boulevard, Suite 1500
                             Los Angeles, California 90024

2.	PREMISES
2.1	The approximate location of the premises (the "Premises") leased hereunder is shown on the drawing attached hereto as Exhibit A. The Premises consist of that certain space situated in the building (the "Building") described in Section 1.1.2 hereof. Notwithstanding the depiction of the Premises as set forth on Exhibit A, the area of the Premises for all purposes hereunder is stipulated to be the square feet of usable area (the "Usable Area") and square feet of rentable area (the
"Rentable Area") specified in Section 1.2.   In connection with the
foregoing, Landlord and Tenant hereby acknowledge and agree that in no event shall the area of the initial Premises be remeasured or otherwise adjusted. Notwithstanding the foregoing, the parties hereby agree that the Rentable Area of any "First Offer Space", as that term is defined in
Section 40.1, below, shall be equal to the product of (i) the "usable" area of such First Offer Space, as determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 ("BOMA"), and
(ii) (a), in the case where the First Offer Space is located on a multi-tenant floor, 1.12, and (b), in the case where the First Offer Space consists of an entire floor, 1.08.
2.2	The Premises are a part of a business/commercial complex
consisting of (i) the Building and the "Common Areas," as that term is defined in Section 6.2.3 of this Lease, (ii) the land upon which the Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto (collectively, the "Project"). The Project is currently known by the name set forth in Section 1.1.1 of this Lease and is generally shown on Exhibit A-1 attached hereto. Landlord may, in its sole discretion, change the size, shape, location, number and extent of any or all of the improvements in the Project without any liability to or consent of Tenant, provided that any such changes shall be consistent with the character of a first-class office park. Additionally, Landlord agrees that it shall not, without Tenant's prior consent, which consent shall not be unreasonably withheld, make material, adverse changes to any entrance to the Building agreed to be constructed by Landlord as a part of the "Facade Modifications," as that term is defined in Section 2.1 of the Tenant Work Letter attached hereto as Exhibit C, constructed after the date hereof in connection with Tenant's initial occupancy of the Premises, unless such changes are required by law. Tenant hereby acknowledges that the Project is being, or may be, constructed or reconstructed in phases, and that by reason of such construction, or by reason of any remodeling or reconstruction activities there may be temporary incidents such as dust, dirt, barricades, detours, equipment or material in the Building or Common Areas. Except as otherwise set forth in Section 12.7, below, Tenant hereby waives any and all Rent offsets or claims of constructive eviction which may arise in connection with such construction, remodeling or reconstruction. Except when and where Tenant's right of access is specifically excluded above and elsewhere in this Lease, Tenant shall have the right of access to the Premises and the Building, twenty-four (24) hours per day, seven (7) days per week during the "Term," as that term is defined in Section 3.1 of this Lease.
2.3	Landlord reserves the right to use the roof and exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises, provided that any such use shall be consistent with the character of a first-class office project. No light, air or view easement is created by this Lease.
2.4	Landlord acknowledges and agrees that, during the Term, Tenant shall have the exclusive right to use the Building's interior atrium areas subject to all of the terms of this Lease; provided that any changes to the atrium areas, including the use of furniture, fixtures, and equipment or landscaping in such atrium areas, shall be subject to Landlord's prior reasonable approval.
2.5	Except as specifically provided in the "Tenant Work Letter"
describing the construction of leasehold improvements (if any), attached hereto as Exhibit C, or elsewhere in this Lease, Tenant shall lease the Premises on an "As Is" basis and Landlord shall have no obligation to improve, remodel, alter or otherwise modify the Premises prior to Tenant's occupancy.
2.6	Tenant shall have the right, at Tenant's sole cost and expense, to install, as a part of the "Tenant's Security System", as defined in
Section 12.6, below, a "card-key" or similar security system in the Building elevators, allowing Tenant to prohibit access to the basement and second floor of the Building by anyone other than Tenant's employees. Such elevator system shall comply with all of the requirements of Section 12.6 with respect to the Tenant's Security System.
3.	TERM
3.1	Commencement Date. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Term") shall be for the duration set forth in Section 1.3 hereof and shall commence on the date set forth in Section 1.3.2 of this Lease (the "Commencement Date") and shall terminate on the date set forth in
Section 1.3.3 of this Lease, unless sooner terminated pursuant to the terms of this Lease. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Term. Notwithstanding the definition of the Commencement Date for the Premises set forth in Section 1.3.2, above, Tenant shall have the right to commence business operations from any portion of the Premises (such space, the "Pre-Occupancy Space") during the "Pre-Occupancy Period," as that term is defined below, provided that (i) Tenant shall give Landlord at least ten
(10) days prior notice of any such use of the Premises, and (ii) a certificate of occupancy or its equivalent permitting occupancy shall have been issued by the appropriate governmental authorities for the Pre-Occupancy Space. If Tenant does commence business operations from any Pre-Occupancy Space prior to the occurrence of the Lease Commencement Date, all of the terms and conditions of this Lease shall apply to that portion of the Premises containing the Pre-Occupancy Space, except that Tenant shall have no obligation to pay Basic Rent or Tenant's Share of Expenses during the period commencing on the date Tenant commences business operations from the applicable Pre-Occupancy Space and continuing until the Lease Commencement Date (the "Pre-Occupancy Period"). Following Tenant's possession of the Premises, Tenant shall confirm the Commencement Date upon Landlord's delivery to Tenant of an instrument in the form set forth on Exhibit B attached hereto. Tenant shall execute and return such instrument within ten (10) days after written request from Landlord. This Lease shall be a binding contractual agreement effective upon the date of execution hereof by both Landlord and Tenant, notwithstanding the later commencement of the Term.
4.	BASIC RENT PAYMENTS
4.1.	General.  The term "Rent" or "Rental" as used in this Lease shall mean "Basic Rent," as set forth in Section 1.4 hereof (and adjustments thereto as hereinafter provided) and "Additional Rent". For purposes of this Lease, "Additional Rent" shall mean Tenant's Share of Expenses in excess of Landlord's Base Year Costs (as set forth in Article 6, below) and all other amounts payable by Tenant pursuant to the terms of this Lease. Tenant agrees to pay to Landlord all Rent required under this Lease, which shall be payable monthly (unless expressly provided otherwise), to Landlord without deduction or offset, in lawful money of the United States of America at the office maintained by Landlord in the Project or at such other place as Landlord may from time to time designate in writing. In any notice to pay rent or quit the Premises, Landlord may include and designate Additional Rent as Rent then past due and owing, if such is the case. Any Rent increases which are called for hereunder, the payment of which is delayed or prevented by reason of any wage and price control law, rent control law, or other governmental rule, law or restriction, shall accrue and be payable together with interest thereon at the "Agreed Rate" (as defined in Section 39.11 hereof), at the end of the Term, or sooner if allowed. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of any of its rights to the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Any Rent payments received from Tenant or any other person shall be conclusively presumed to have been paid on Tenant's behalf, unless Landlord has been given prior written notice to the contrary by Tenant. Tenant agrees that the acceptance by Landlord of any Rent shall not constitute a consent by Landlord or a waiver of any of its rights under this Lease. In no event shall the foregoing be construed as requiring Landlord to accept any Rent from any person other than Tenant. If the Term begins or ends on a day other than the last day of a month, then the Rent for such month shall be prorated based on a thirty (30) day month. All prorations of Rent under this Lease for fractional periods shall be based on a thirty (30) day month and a three hundred sixty (360) day year.
4.2.	Basic Rent.  Tenant shall pay the "Basic Rent" set forth in
Section 1.4 hereof on the first day of each month in advance, beginning on the Commencement Date. Landlord may, but shall not be obligated to, send a bill or statement for Basic Rent to Tenant each month, but Tenant shall be obligated to pay Basic Rent on the first day of each month regardless of whether or not it receives a bill or statement.
4.3.	Prepaid Rent.  Concurrently with the execution of this Lease,
Tenant shall pay Basic Rent in the amount set forth in Section 1.7, above, which Basic Rent shall be applied to the Basic Rent due for the first full month of the Term following.
4.4	Additional Basic Rent.  Tenant agrees that, upon the completion of the "HVAC Upgrade", as that term is defined in Section 12.2.3, below, the monthly Basic Rent payable by Tenant during the initial Term of this Lease shall be increased by an amount equal to (i) Tenant's Share of the total amount of the "Upgrade Costs", as that term is defined in Section 12.2.3, below, divided by (ii) the number of calendar months remaining in the Term as of the date of the final determination of the Upgrade Costs (the "Additional Basic Rent"). After the Upgrade Costs have been finally determined, Landlord shall notify Tenant of the amount of the Additional Basic Rent, and Landlord and Tenant shall, within fifteen (15) days thereafter, enter into an amendment to this Lease, increasing the monthly Basic Rent due hereunder by the amount of the Additional Basic Rent.
5.	TENANT PARKING
Tenant shall have the right to use parking spaces in the parking areas and facilities servicing the Project (the "Parking Facility") on a monthly basis throughout the Term pursuant to the terms of that certain Parking License Agreement to be entered into between Landlord and Tenant concurrently herewith, in the form attached hereto as Exhibit G.
6.	ADDITIONAL RENT
6.1.	Tenant shall pay Tenant's Share of "Expenses," on the first day of each month during the Term or otherwise as set forth in this Article 6. The monthly installments of Tenant's Share of Expenses payable by Tenant hereunder consist of the amount by which Tenant's Share of Expenses exceeds Landlord's Base Year Costs (as such terms are hereinafter defined), calculated as follows: total Expenses (estimated or actual) multiplied by Tenant's Share, minus Landlord's Base Year Costs, divided by twelve (12); provided, however, that in no event shall any decrease in Expenses for any "Subsequent Year" below Expenses for the Base Year entitle Tenant to any decrease in Rent or any credit against sums due under this Lease. Without limitation on other obligations of Tenant which survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 6 shall survive the expiration of the Term.
6.2.	Definitions. As used in this Lease, the following terms have the meanings indicated:
6.2.1.	"Landlord's Base Year Costs" means the annualized
dollar amount which results from multiplying the total Expenses incurred by Landlord during the Base Year by Tenant's Share.
6.2.2.	The term "Expenses" means all "Operating Expenses" and
"Tax Expenses," as those terms are defined in Sections 6.2.2.1 and 6.2.2.2, below.
6.2.2.1	"Operating Expenses" shall mean all expenses,
costs, amounts and fees of every kind and nature paid or incurred by Landlord during any calendar year during the Term because of, in connection with or attributable to the ownership, management, maintenance, repair, replacement, restoration or operation of the Building and Common Area (as described hereinafter), or any portion thereof, and which are attributable to such calendar year. Without limiting the generality of the foregoing, Operating Expenses shall include expenses, costs, amounts and fees for the following: (i) electricity, water, gas, sewer, and all other utility services to or for the Building or Common Area, including any utility taxes, fees, charges or other similar impositions paid or incurred by Landlord in connection therewith; and (ii) operation, maintenance (including reasonable reserves), security services, replacement for normal wear and tear, repair, restriping or resurfacing of paving, management (including costs of reasonable on-site offices), insurance (including public liability and property damage, rent continuation, boiler and machinery, earthquake and extended coverage insurance), and cleaning of the Building and Common Area and all furnishings, fixtures and equipment therein. Landlord agrees that Landlord shall carry earthquake insurance for the Building during the Base Year. The term "Operating Expenses" shall also include the annual amortization of costs (including interest at the then prevailing rate) of any equipment, device or improvement (the "Capital Items") (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure, or (B) that are required under any governmental law or regulation, except for capital repairs, replacements or other improvements to remedy a condition existing as of the date hereof which an applicable governmental authority, if it had knowledge of such condition as of the date hereof, would have then required to be remedied pursuant to governmental laws or regulations in their form existing as of the date hereof, where such costs are amortized over the useful life thereof as Landlord shall determine reasonably and which do not inure primarily to the benefit of any particular tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Subsequent Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall include amortized costs relating to Capital Items, market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including but not limited to, conservation surcharges, boycotts, embargoes or other shortages; provided, however, that at such time as any such assessments, charges, costs or fees are no longer included in Operating Expenses, such assessments, charges, costs or fees shall be excluded from the Base Year calculation of Operating Expenses. Landlord shall not include in Operating Expenses for any year after the Base Year any new, distinct category of Operating Expenses (as opposed to an addition to an existing category, such as security or janitorial) for new services provided to the Project and/or Building after the Base Year unless such new services are (i) required to comply with applicable governmental law or regulation enacted after the Commencement Date, (ii) provided to enhance the safe and/or secure occupancy and use of the Premises, Building and/or Project by Tenant and the other tenants of the Building and Project, or
(iii) then customarily provided comparable office buildings or office projects in the vicinity of the Project and not so provided as of the date of this Lease. Landlord agrees that during the first four (4) Subsequent Years, the total amount of "Controllable Expenses", as that term is defined below, included in Expenses shall not increase during any particular Subsequent Year, commencing with the first Subsequent Year, to an amount which is greater than the amount which would be included in Expenses had Controllable Expenses increased at a rate of four percent (4%) per Subsequent Year (the "Cap"), commencing with the Base Year, on a cumulative, compounded basis. For the purposes of this Lease, the term "Controllable Expenses" shall mean: (i) Parking Facility maintenance costs,
(ii) the amount of rent charged to Operating Expenses as rent for the Project management office, (iii) the costs of janitorial, and cleaning services (including window cleaning and trash removal), (iv) the costs of security services (except any incremental costs which arise due to civil disturbances), and (v) landscaping services and supplies, unless and to the extent such costs are increased in excess of the Cap as a result of unionization of a particular trade or a market-wide labor-rate increases due to extraordinary circumstances, including without limitation, boycotts and strikes. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(a)	costs incurred in connection with the original
construction of the Building or in connection with any major change in the Building or Project, such as adding or deleting floors or buildings or Common Areas;
(b)	costs of the design and construction of tenant
improvements to the Premises or the premises of other tenants;
(c)	except as expressly set forth in this Section 6.2.2.1,
depreciation, interest and principal payments on mortgages and other debt costs, if any;
(d)	marketing costs, legal fees, space planners' fees and
advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Building;
(e)	costs for which the Landlord is reimbursed by any
tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else;
(f)	any bad debt loss, rent loss, or reserves for bad debts
or rent loss;
(g)	the expense of extraordinary services provided to other
tenants in the Building at no cost which are made available to Tenant at cost;
(h)	costs associated with the operation of the business of
the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;
(i)	the wages and benefits of any employee who does not
devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses include wages and/or benefits attributable to personnel above the level of regional property manager or regional engineer;
(j)	except as expressly set forth in this Section 6.2.2.1,
penalties and interest;
(k)	amount paid as ground rental or as rental for the
Building by the Landlord;
(l)	costs, including permit, license and inspection costs,
incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (provided that any such costs relating to any common areas of the Building or parking facilities shall be included in Operating Expenses);
(m)	costs of, capital improvements except as defined as
Capital Items in this Section 6.2.2.1, above;
(n)	expenses in connection with services or other benefits
which are not offered to the Tenant or for which the Tenant is charged directly but which are provided to another tenant or occupant of the Building without a separate charge;
(o)	costs paid to the Landlord or to subsidiaries or
affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(p)	any compensation paid to clerks, attendants or other
persons in commercial concessions operated by the Landlord, other than the Parking Facility;
(q)	rentals and other related expenses incurred in leasing
air conditioning systems, elevators or other equipment, the cost of which, if purchased, would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;
(r)	all items and services for which Tenant or any other
tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;
(s)	electric power costs for which any tenant directly
contracts with and pays to the local public service company;
(t)	costs, other than those incurred in ordinary
maintenance and repair, for sculpture, paintings, fountains or other objects of art;
(u)	tax penalties incurred as a result of Landlord's
negligence, inability or unwillingness to make payments when due;
(v)	fees payable to Landlord (including its affiliates) for
management of the Building and Common Areas, in excess of three percent (3%) of Landlord's gross revenues from the Building and Common Areas for such Subsequent Year (grossed-up to reflect 95% occupancy);
(w)	rent for any office space occupied by Project
management personnel to the extent the rental rate of such office space exceeds the fair market rental value of such office space;
(x)	Landlord's general corporate overhead and general and
administrative expenses;
(aa)	costs arising from the gross negligence or wilful
misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
(bb)	costs incurred to comply with laws in effect as of the
date of this Lease relating to the removal of hazardous material (as defined under applicable law, and defined as such as of the Lease Commencement Date), which hazardous material is in existence in the Building or Project prior to the date of this Lease or is brought into the Building or Project after the date hereof by Landlord or any other tenant of the Building or Project (excluding Tenant), and is of such a nature that a Federal, State or municipal government governmental authority, if it had knowledge of the presence of such hazardous material in the state and under the conditions that it then exists in the Building or Project, would require the removal of such hazardous material or would require other remedial or containment action with respect thereto pursuant to laws in effect as of the date of this
Lease;
(cc)	costs arising from Landlord's charitable or political
contributions;
(dd)	costs incurred to comply with laws or governmental
regulations relating to handicap access which governmental regulations were in effect prior to the Lease Commencement Date;
(ee)	costs attributable solely to restaurants located in the
Project;
(ff)	material increases in insurance premiums paid by
Landlord to the extent such increases result from a material decrease in the deductible amounts of the insurance policies carried by
Landlord as compared to the deductible amounts in insurance policies carried by Landlord during the Base Year;
(gg)	costs relating to improvements to the Building required
by governmental laws, rules or regulations which are (i) enacted prior to the date of this Lease, or (ii) required by earthquake retrofit codes passed directly in response to the "Northridge" earthquake of
1994; and
(hh)	costs which are in excess of the sum of actual costs
incurred by Landlord, except as related to Landlord's "gross-up" of costs for the Building, or to the amortization of costs as allowed pursuant to the terms of this Section 6.2.2.1.
6.2.2.2.  "Tax Expenses" shall mean all real property taxes
and personal property taxes, licenses, charges, fees, general and special assessments and other impositions which are levied, assessed, imposed or collected by any federal, state, county or local governmental authority or improvement or assessment district during any calendar year with respect to the Building or Common Area and the land on which the same is located, and any improvements, fixtures, equipment and other property of Landlord, real or personal, located in the Project and used in connection with the operation or maintenance of the Building or Common Area (computed on a cash basis or as if paid in permitted installments regardless of whether actually so paid), as well as any tax which shall be levied or assessed in addition to or in lieu of such taxes (it being acknowledged that because of the passage of laws which limit increases in real property taxes, government agencies may impose fees, charges, assessments or other levies in connection with services previously furnished without charge or at a lesser charge and which were previously paid for in whole or in part, directly or indirectly by real property taxes), any gross excise tax or other similar tax, and any costs or expenses of contesting any such taxes, licenses, charges or assessments, but excluding any federal or state income or gift tax or any franchise, capital stock, estate or inheritance taxes. Notwithstanding anything in Section 6.5.5, below, to the contrary, any costs and expenses (including, without limitation, reasonable attorneys'
fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the calendar year to which such expenses relate. If in any Subsequent Year, the amount of Tax Expenses is less than Tax Expenses for the Base Year, then for purposes of all Subsequent Years, including the year in which such decrease in Tax Expenses occurred, the Expenses for the Base Year shall be decreased by an amount equal to such decrease in Tax Expenses.
6.2.3.	The term "Common Area" means that portion of the
Project other than the Building and other buildings for lease to tenants which is from time to time designated and improved for nonexclusive, common use by more than one person. The Common Area includes Parking Facility.
6.2.4.	The term "Base Year" means the calendar year specified
at Section 1.5.2
6.2.5.	The term "Subsequent Year" means the first full
calendar year following the Base Year and each calendar year, or part thereof, thereafter occurring during the Term.
6.2.6.	"Tenant's Share" is hereby agreed by Landlord and
Tenant to be the percentage set forth in Section 1.5.1 hereof.
6.3.	Payment of Estimated Expenses. Tenant shall pay estimated
Expenses to Landlord as follows:
6.3.1.	Landlord shall submit to Tenant, following the end of
the Base Year, a reasonably detailed statement showing the Expenses for the Base Year, in substantially the form as attached hereto as Exhibit L.
6.3.2.	For each Subsequent Year, Landlord shall submit to
Tenant, a reasonably detailed statement showing the estimated Expenses for such Subsequent Year. The determination of estimated Expenses hereunder shall be made by Landlord based upon Landlord's experience with actual costs and projections. Tenant shall pay monthly to Landlord an amount equal to the excess of (a) the sum of the total annual estimated Expenses multiplied by Tenant's Share minus (b) Landlord's Base Year Costs, divided by (c) twelve (12) months. If Landlord does not submit said statement to Tenant prior to January 1 of any such Subsequent Year, Tenant shall continue to pay its share of estimated Expenses at the then existing rate until such statement is submitted, and, thereafter, at the monthly Rent payment date next following the submittal of such statement, shall pay its share of estimated Expenses based on the rate set forth in such statement together with any amounts based on such rate which may have theretofore accrued from January 1 of such Subsequent Year. Landlord may revise such estimated Expenses at the end of any calendar quarter, and Tenant shall pay or Landlord shall credit, or, after the expiration of the Term, rebate, as applicable, Tenant's Share of such revised estimated Expenses after notice thereof as herein provided.
6.4.	Payment of Actual Expenses. Actual Expenses shall be reconciled against payments of estimated Expenses as follows:
6.4.1.	Following the end of each Subsequent Year, Landlord
shall submit to Tenant a reasonably detailed statement showing the actual Expenses paid or incurred by Landlord during the previous calendar year. If Tenant's Share of such actual Expenses is less than the amount of estimated Expenses for such previous year theretofore paid by Tenant, then Landlord shall credit the amount of such difference against Rent which may thereafter be due from Tenant; provided, however, that in no event shall Tenant receive a credit as provided herein for any amount calculated to be less than Landlord's Base Year Costs. If Tenant's Share of such actual Expenses is more than the amount of the estimated Expenses for such previous year theretofore paid by Tenant, then Tenant shall, at the monthly Rent payment date next following the submittal of such statement to Tenant, pay to Landlord the full amount of such difference.
6.4.2.	The reconciliation of the Expenses paid by Tenant for
the calendar year in which this Lease terminates shall be made upon Landlord's submittal to Tenant of the statement of actual Expenses for such calendar year. The estimated and actual Expenses for such calendar year shall be prorated based on the actual number of days in such calendar year that this Lease was in effect, based on a 365 day year, and shall be compared. If pursuant to such comparison it is determined that there has been an underpayment or an overpayment by Tenant for such calendar year, Landlord shall refund the overpayment to Tenant, or Tenant shall pay the amount calculated as owing to Landlord, as the case may be, within thirty
(30) days after the submittal of the statement by Landlord. This provision shall survive the expiration or termination of the Lease. If Landlord deems it advisable, Landlord may submit partial year statements pursuant to this
Section 6.4.2 in order to cause an earlier reconciliation of Expenses for the calendar year in which this Lease terminates.
6.5.	Other Expense Provisions.
6.5.1.	Notwithstanding any provision of this Article 6 to the
contrary, if at any time during the Term any tenant, pursuant to an express provision in its lease and with Landlord's approval, contracts for certain Building or Common Area services to be provided directly to it and at its expense, which services would normally be furnished by Landlord (e.g., janitorial, maintenance, utilities, etc.), then Landlord may make an appropriate adjustment in calculating Tenant's Share of Expenses to the end that the cost of the remaining services provided by Landlord are shared proportionately by all tenants receiving such services.
6.5.2	Landlord shall have the right, from time to time, to
equitably allocate some or all of the Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's discretion, in accordance with reasonable property management principles. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project, or of the Project, and the retail space tenants of a building of the Project, or of the Project. The Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.
6.5.3.	The computation of Expenses pursuant to this Article 6
is intended to constitute a formula for an agreed equitable sharing of costs by tenants, based on actual costs or Landlord's good faith estimations thereof, and may or may not constitute an exact reimbursement to Landlord for costs paid by Landlord, and for Landlord's administration.
6.5.4.	Any delay or failure of Landlord in computing or
billing for Expenses shall not constitute a waiver of, or in any way impair, the obligation of Tenant to pay Expenses hereunder. However, Tenant shall not be charged interest on unpaid Expenses which have accrued during such time that Landlord has failed to submit a statement for such Expenses.
6.5.5	Refunds or adjustments to Tax Expenses (not including
refunds relating to Proposition 8) for the Base Year or any Subsequent Year, shall be applied to the year, including the Base Year, if applicable, to which such refund or adjustment relates. In connection with any retroactive adjustment of Tax Expenses incurred in the Base Year based upon such refund, such adjustment shall also be retroactively applied to the Base Year in connection with the recalculation of Expenses for all Subsequent Years, and Tenant shall pay Tenant's Share of Expenses for all such Subsequent Years based on such adjustment to Base Year Tax Expenses. If Tax Expenses for any period during the Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of such increased Tax Expenses.
6.5.6	Any cost or expense included in Expenses which is
attributable to Common Area shall be prorated by Landlord to the Building based on the proportion which the total square footage of the Building bears to the total square footage of all buildings in the Project from time to time, or by such other fair and reasonable method of allocation as Landlord may determine, except that, with regard to Tax Expenses, Landlord may use such allocation of taxes among the various parcels in the Project as may have been used by the taxing authority.
7.	TAXES PAYABLE SOLELY BY TENANT
7.1	In addition to the Rent to be paid by Tenant, Tenant shall pay before delinquency and without notice or demand by Landlord any and all taxes levied or assessed on and which become payable by Tenant during the term of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net Rent payable under this Lease, including, without limitation, any gross receipts tax or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the Rental hereunder, (ii) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any improvements, alterations or additions made in or to the Premises by or on behalf of Tenant, to the extent such value is in excess of the greater of (A) the Building standard value used by Landlord at the Project, and (B) $20.00 per usable square foot of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Real property taxes on improvements which are installed as part of Landlord's Work shall be deemed to be included in the Tax Expenses, as to which Tenant shall pay Tenant's Share, and shall not be separately payable by Tenant. If it is not lawful for Tenant to reimburse Landlord for any such taxes paid or incurred by Landlord, the Rent shall be revised so as to net Landlord the same net Rent after imposition of such taxes as would have been payable prior to the imposition of such taxes.
8.	LATE PAYMENTS
8.1.	If Tenant fails to pay to Landlord any Rent owing to Landlord pursuant to the terms of this Lease within five (5) business days after the same is due, said late payment shall bear interest at the Agreed Rate as herein provided and, in addition:
8.1.1.	For each such late payment that is not paid within five
(5) business days after the date the same was due, Tenant shall pay to Landlord a service charge equal to six percent (6%) of the overdue amount. Tenant acknowledges and agrees that such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such service charge represents a fair estimate of the costs and expenses which Landlord would incur by reason of Tenant's late payment. Tenant further agrees that such service charge shall neither constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord; and
8.1.2.	Following any three (3) consecutive late payments of
Rent, Landlord may, upon notice to Tenant,
8.1.2.1.  Require that, beginning with the first payment of
Rent due following the date the third (3rd) late payment was due and continuing for two (2) years after the date of the last such late payment, Rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance and, in addition or in the alternative at Landlord's election,
8.1.2.2.  After the fifth (5th) Lease Year only, require
that Tenant increase the amount of any Security Deposit required herein by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and which may be applied by Landlord, in the manner provided herein with respect to any Security Deposit required herein.
9.	SECURITY DEPOSIT; LETTER OF CREDIT
9.1.	Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a "Security Deposit" in the amount set forth in
Section 1.8 hereof, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the Security Deposit is neither an advance Rent deposit nor a measure of Landlord's damages in case of Tenant's default. The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount required hereunder. Landlord agrees that, in connection with any voluntary sale of the Building, Landlord shall transfer or credit the amount of the Security Deposit to the purchaser. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. Tenant may not elect to use any portion of the Security Deposit as a Rental payment although Landlord may elect to do so in the event Tenant is in default hereunder or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Term has ended and the Premises have been vacated by Tenant in the manner required by this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.
9.2	Letter of Credit.  In addition to depositing with Landlord the
Security Deposit, Tenant shall deliver to Landlord concurrent with Tenant's execution of the Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial amount of $2,441,349.41, which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in a form and content as set forth in Exhibit H, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.
9.2.1	Application of the L-C.  The L-C shall be held by
Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of the Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant fails to pay any amounts due pursuant to the terms of the Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, in one or more separate draws against the L-C, as may be required. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease (including, but not limited to, Landlord's right to apply the Security Deposit, above, in the event of Tenant's default with respect to the payment of Rent or any other sum due and owing pursuant to the terms of the Lease) or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the L-C is drawn upon and applied by Landlord, Tenant shall, within five (5) days after written demand therefor reinstate the L-C to the amount then required under the Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and in the Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C to the transferee or mortgagee, and in the event of such transfer, if the L-C has been assigned, Tenant shall look solely to such transferee or mortgagee for the return of the L-C. If Tenant has not been in default under the Lease, the amount of the L-C shall, on the first day of each of the fourth, fifth and sixth Lease Years be reduced by an amount equal to one-third of the original amount of the L-C (the "L-C Reduction"). Notwithstanding the foregoing, in the event that during the third, fourth or fifth Lease Years, Tenant's "Market Capitalization" falls below $250,000,000 for any period of ninety (90) consecutive days, or if the stock of Tenant is no longer listed for sale on a public stock exchange, the amount of the L-C Reduction shall be adjusted retroactively to reflect reductions in the L-C as of the first day of the fourth, fifth, sixth, seventh and eighth Lease Years in an amount equal to one-fifth of the original amount of the L-C. For purposes of this Section 9.2.1, "Market Capitalization" shall mean the product of (i) the total number of shares of Tenant's stock outstanding, and (ii) the current price per share of such stock. In connection with such retroactive adjustment to the L-C, Tenant shall increase the then-current amount of the L-C as required by the terms of this Section 9.2.1. Additionally, the L-C shall be subject to increase as reasonably required by Landlord in connection with any lease by Tenant of any "First Offer Space" as that term is defined in Section 40, below. Upon the expiration or earlier termination of this Lease, or, as of such earlier date that the amount of the L-C reduces to zero pursuant to the terms of this Section 9.2.1, if Landlord continues to hold the L-C, Landlord shall return the same to Tenant upon the cure by Tenant of any then outstanding defaults under the Lease.
10.	SIGNS
10.1	Prohibited Signage.  Tenant shall not place or permit to be
placed in or upon the Premises, where visible from outside the Premises, or outside the Premises on any part of the Building or Project, any signs, notices, drapes, shutters, blinds, or displays of any type, without the prior written consent of Landlord, which may be withheld in Landlord's reasonable discretion. Subject to the terms of Sections 10.4 and 10.5, below, Landlord reserves the right in its sole discretion to place and locate on the roof or exterior of the Building, and in any area of the Project not leased to Tenant, any signs, notices, displays and similar items as Landlord deems appropriate.
10.2	Full Floors.  Subject to Landlord's reasonable prior written approval, and provided all signs are in keeping with the quality, design and style of the Building and Project, if the Premises comprise an entire floor of the Building, the Tenant named in this Lease may, at its sole cost and expense, install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that (i) such signs must not be visible from the exterior of the Building, and (ii) prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove such identification signage and repair any damage to the Premises or Building caused by such removal.
10.3	Multi-Tenant Floors.  If Tenant does not occupy all of the space on a floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.
10.4	Monument Signage.  Tenant shall have the right, at Tenant's sole cost and expense, to install a monument adjacent to Ocean Park Boulevard and shall have the exclusive right to place a sign (the "Tenant Sign") on such monument; provided that (i) the size, location, materials and design of the monument and the Tenant Sign shall be subject to Landlord's approval, which shall not be unreasonably withheld; (ii) the monument and the Tenant Sign shall comply with all applicable governmental rules and regulations and Tenant has obtained all necessary permits and approval from the city of Santa Monica therefor; (iii) the right to such monument and Tenant Sign may be transferred by Tenant only in connection with an assignment of this Lease or a subletting of all of the Premises for substantially all of the remainder of the Term to an entity approved by Landlord pursuant to the terms of Article 28, below; and (iv) Tenant's continuing right to such monument sign shall be contingent on Tenant's (or a permitted assignee's or subtenant's) actually occupying at least one full floor (not including the basement) of the Building. Tenant acknowledges that Landlord retains the right to install additional monument signs for the Building. As of the end of the Term, or as of the expiration of Tenant's rights to maintain the Tenant Sign, as set forth in this
Section 10.4, Tenant shall, at Tenant's sole cost and expense, remove the Tenant Sign and/or the monument, as directed by Landlord, and repair any damage to the Project resulting from the installation or removal of the same. Notwithstanding the foregoing, in no event shall Tenant or any permitted assignee or subtenant have the right to install a Tenant Sign which contains any word or name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building or project comparable to the Building or Project in the vicinity of the Project. Landlord agrees that (a) Landlord shall not install, except in connection with signage for the existing retail buildings located along Ocean Park Boulevard, or any replacement of such buildings, more than two (2) additional monument signs in the "Frontage Area" along Ocean Park
Boulevard, as such term is defined in Section 39.28.1, below, and (b) any individual sign on any such additional monument sign shall not be larger than the Tenant Sign.
10.5	Building Signage.  During the Term, Tenant shall have the right to install, at Tenant's sole cost and expense, signage (the "Building Signage") on the entrance canopy constructed as a part of the "Facade Modification," as that term is defined in Section 2.1 of the Tenant Work letter. Tenant agrees that (i) the size, location, material and design of the Building Signage shall be subject to Landlord's approval, which approval shall not be unreasonably withheld; (ii) the Building Signage shall comply with all applicable governmental rules and regulations; (iii) the right to the Building Signage shall be personal to Original Tenant and may not be transferred; provided that in connection with an assignment of this Lease or a subletting of all of the Premises for substantially all of the remainder of the Term to an entity approved by Landlord pursuant to the terms of Article 28, below, at Landlord's election, Landlord shall either allow Tenant to transfer to such assignee or subtenant the rights to the Building Signage or will allow such assignee or subtenant to have a sign on the "Building Monument," as that term is defined in Section 10.6, below;
and (iv) Tenant's continuing right to the Building Signage (and any assignee's or subtenant's right to Building Signage or a name on the Building Monument) shall be contingent on Tenant (or such assignee or subtenant) actually occupying at least one full floor (not including the basement) of the Building. Tenant's right to install the Building Signage shall be an exclusive right to install tenant identification signage on the exterior of the Building. Notwithstanding the foregoing, in no event shall Tenant or any permitted assignee or subtenant have the right to install Building Signage, or a name on the Building Monument, which contains any word or name which relates to an entity which is of a character to reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building or project comparable to the building or project in the vicinity of the Project. As of the end of the Term, or the expiration of Tenant's right to the Building Signage as set forth in this Section 10.5, Tenant shall, at Tenant's sole cost and expense, remove the Building Signage and repair any damage to the Building resulting from the installation or removal of the same.
10.6	Existing Building Monument.  Tenant agrees that Tenant shall have no right to install any signage on the monument sign currently existing at the entrance to the Building, nor on any replacement monument sign that Landlord may install at such location (the "Building Monument"). Landlord agrees that any such replacement monument shall not be larger than the existing monument.
11.	USE
11.1	The Premises shall be used and occupied by Tenant for general office purposes and other legally permitted uses consistent with the uses of tenants in other office buildings in the Project and for no other purpose without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project, with respect to the suitability thereof for the conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect or cause a cancellation of any fire or other insurance covering the Building, Common Area, or the Premises or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by a standard form policy of insurance. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such insurance by reason of Tenant's failure to comply with the provisions of this Article 11. Tenant agrees that it will use the Premises in such manner as not to interfere with the rights of other tenants of the Building or Common Area. Tenant shall neither use nor allow the Premises, Building or Common Area to be used for any unlawful or objectionable purpose, nor cause, maintain or permit any nuisance or waste in, on or about any portion of the Project. Tenant will not place a load upon any floor exceeding the floor load which such floor was designed to carry, and Landlord reserves the right to prescribe the location of any safe or other heavy equipment in the Premises. The Building floor loads shall materially comply with the floor load specifications set forth on Exhibit J attached hereto. Tenant shall comply with all recorded covenants, conditions and restrictions now or hereafter affecting the Project. Landlord covenants that, as of the date hereof, Tenant's currently contemplated use of the Premises will not violate any existing recorded covenants, conditions and restrictions affecting the Project.
12.	SERVICE AND UTILITIES
12.1.	Landlord's Obligations.  Landlord shall as a part of
Expenses make available to the Premises from 9:00 am to 8:00 p.m. Monday through Friday, excluding nationally recognized standard holidays (the "Business Hours", which Business Hours may, at the request of any other tenant occupying at least 10,000 square feet in the Building, be changed to be 8:00 am to 7:00 p.m.), elevator service (which shall be available twenty-four (24) hours), up to seven (7) kilowatt/hours of electric current per usable square foot of the Premises, and water for lavatory and drinking purposes. "Building Standard" fixtures, equipment and items are those which Landlord typically requires Building tenants to install in the Building from time to time. Landlord shall as a part of Expenses replace Building Standard light bulbs, tubes and ballasts which need replacing due to normal use. Landlord shall also as a part of Expenses maintain and keep lighted the common stairs, entries and toilet rooms in the Building and shall provide trash removal, janitorial service and window washing in accordance with the specifications attached hereto as Exhibit K. Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish, or delay in furnishing, any such utilities or services when such failure or delay is caused by acts of God, acts of government, labor disturbances of any kind, or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or any part of the Project, or
(iii) governmental limitation, curtailment, rationing or restriction on use of water, electricity or any other service or utility whatsoever serving the Premises, Building or Common Area; and such installations, uses, interruptions, failures, delays, or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 12. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. The failure of Landlord to provide such services if consistent with the foregoing shall not constitute a constructive or other eviction of Tenant.
12.2.	HVAC.
12.2.1	HVAC Service During Business Hours.  Landlord shall, as
part of Expenses, make available to the Premises during Business Hours air conditioning, heating and ventilation ("HVAC") as may be required for the comfortable use of the Premises, and agrees that the Building System providing such heating, ventilation and air-conditioning (the "Building
HVAC System") is designed to perform to the specifications attached hereto as Exhibit J.
12.2.2	HVAC Service During Non-Business Hours.  During
non-Business Hours, Landlord shall not be obligated to furnish HVAC to the Premises as a part of Expenses. If Tenant requires HVAC during non-Business Hours (the "After-Hours HVAC") Tenant shall give Landlord at least twenty-four (24) hours prior notice, or such shorter notice as made possible by the "HVAC Upgrade," as that term is defined in Section 12.2.3, below, of such requirement or shall follow such other procedure for activating the building energy management system as Landlord may advise Tenant (provided that Landlord shall use reasonable efforts to provide such service on notice given prior to 3:00 p.m. of the business day immediately prior to the period such after-hours use is required), and Tenant shall pay to Landlord for such extra service, Landlord's reasonably estimated actual costs (including Landlord's administrative costs, reasonable wear and tear, labor costs and depreciation, but not including depreciation on the HVAC Upgrade) of providing such extra service (the "After-Hours Charges"). All payment required for After-Hours Charges shall be deemed to be Additional Rent. Prior to the completion of the HVAC Upgrade, Landlord and Tenant acknowledge that the HVAC System for the Building is separated into four
(4) vertical zones, with an additional zone for the basement. Landlord agrees that prior to the HVAC Upgrade the After-Hours Charges shall be equal to $45.00 per hour for the first zone activated by Tenant, and $20.00 per hour for each of the three (3) additional zones, and $50.00 per hour for the basement.
12.2.3	Building HVAC System Upgrade.  Landlord agrees that,
prior to the Lease Commencement Date, Landlord shall upgrade the existing Building HVAC System according to plans and specifications developed by Landlord and approved by Tenant (the "HVAC Upgrade"), which approval shall not be unreasonably withheld or delayed. Landlord and Tenant agree that the HVAC Upgrade shall consist of the installation of an energy management system intended to reduce After-Hours Charges by increasing the number of controllable zones and thereby allowing more efficient usage of the HVAC system, and to provide Tenant with an expedited means to activate the After-Hours HVAC. Tenant agrees that the total cost of the HVAC Upgrade shall not exceed $200,000.00. Tenant agrees that Tenant shall reimburse Landlord Tenant's Share of Landlord's costs incurred in connection with
HVAC Upgrade (the "Upgrade Costs"), on an amortized basis, using a straight-line, monthly amortization, without interest, as set forth in
Section 4.4, above. Following the completion of the HVAC Upgrade, Landlord agrees that the After-Hours Charges shall not increase, on a per square foot basis, over the amounts charged prior to the HVAC Upgrade, unless the amount of electricity used by the HVAC System is increased on a per square foot of coverage basis as a result of the HVAC Upgrade.
12.3.	Tenant's Obligations. Tenant shall be responsible for
supplying telephone and other services not expressly provided by Landlord pursuant to the terms of this Lease. In connection therewith, Tenant and shall pay, prior to delinquency, for all telephone charges and all other materials and services not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease. Tenant shall also pay, as Additional Rent, all charges and fees required to be paid by Tenant by the Rules and Regulations described in
Article 36 of this Lease.
12.4.	Excess Utility Usage.  Tenant will not without the prior
written consent of Landlord use any apparatus or device in the Premises, including (without limitation) electronic data processing machines, punch card machines, and telephone switchgear, which will materially increase the amount of cooling or ventilation or electricity or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect with electric current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for the purpose of using electrical current or water. If Tenant uses electricity for lighting and incidental uses at a rate in excess of 6 kilowatt/hours per usable square foot of the Premises, as calculated on a monthly basis for the Business Hours (the "Excess Use"), the cost to Landlord of any such Excess Use of utility service by Tenant shall be paid by Tenant based on Landlord's reasonable estimates and costs. If Tenant requires or uses ventilation, cooling, water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Landlord may cause a special meter or other measuring device to be installed in or about the Premises to measure the amount of water, electric current or other resource consumed by Tenant. The cost of any such meter, and of the installation, maintenance and repair thereof, shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand for all such excess water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility or other supplier furnishing the same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same. If any lights, machines or equipment (including but not limited to computers) which result in Excess Use are used by Tenant in the Premises and the same materially affect the temperature otherwise maintained by the heating, ventilation or air conditioning system, or generate substantially more heat in the Premises than would be generated if there were no Excess Use, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building Standard air conditioning equipment, and the reasonable cost thereof including the reasonable cost of installation and any additional cost of operation and maintenance occasioned thereby shall be paid by Tenant to Landlord upon demand. Any sums payable under this
Section 12.4 shall be considered Additional Rent, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Rent.
12.5	Special Systems.  Subject to Landlord's approval as set forth in
Article 15, below, Tenant, at its sole expense, may install self-contained HVAC units in the Premises, including, without limitation, for the purpose of servicing the Premises during hours other than the hours of the Building (the "Special Systems"). In connection with such Special Systems, Landlord may install, at Tenant's expense, a meter to measure Tenant's use of electricity and Tenant shall reimburse Landlord directly for Landlord's cost thereof. The Special Systems shall remain the personal property of Tenant during the Lease Term, and Tenant shall remove the Special Systems as of the termination or expiration of this Lease, and shall repair any damage to the Building or Premises caused by such removal.
12.6	Building Access Control.  Landlord shall maintain, twenty-four
(24) hours per day, seven (7) days per week, throughout the Term, access control procedures and systems to the Building and Project, with such alterations and improvements as are necessary or desirable in Landlord's reasonable judgment, in a manner consistent with such procedures and systems in comparable office buildings and projects in the vicinity of the Project. Tenant may, at its own expense, install its own security system ("Tenant's Security System") in the Premises; provided, however, that
Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with Landlord's security system and the Systems and Equipment. Tenant shall be solely responsible for monitoring and operating Tenant's Security
System.
12.7	Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises (either such set of circumstances as set forth in items (i) or
(ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice (the "Abatement Notice") of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice, or occurs on thirty (30) non-consecutive days in any 12-month period (provided Landlord received notice of each such non-consecutive Abatement Event) (the "Eligibility Period"), then the Basic Rent shall be abated or reduced, as the case may be (at the rate applicable to the portion of the Premises affected), retroactive to the date of Landlord's receipt of the Abatement Notice (or in the case of a non-consecutive Abatement Event, for each subsequent occurrence of an Abatement Event following the expiration of the Eligibility Period) for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which
Tenant is so prevented from effectively conducting its business therein, the Basic Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion (at the rate applicable to such portion of the Premises), based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Basic Rent shall be Tenant's sole and exclusive rental abatement remedy at law or in equity for an Abatement Event. Notwithstanding the foregoing, if, as a result of an Abatement Event, Tenant is prevented from using and does not use the Premises for a period of one (1) year, Tenant shall have the right to terminate this Lease upon the delivery to Landlord of written notice thirty (30) days prior to such termination (which notice may be given prior to the expiration of the one (1) year period). Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
13.	ENTRY BY LANDLORD
13.1	Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times and upon reasonable advance notice to Tenant (except in the event of an emergency) (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to maintain or to make any repair or restoration to the Building, (iii) to install any meters or other equipment which Landlord may have the right to install, (iv) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease, (v) to post "for rent" or "for lease" signs during the last three (3) months of the term or during any period while Tenant is in default, (vi) to show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, (vii) to shore the foundations, footings, and walls of the Building and to erect temporary scaffolding and protective barricades around and about the Building or the Premises for safety purposes, but not so as to prevent entry into the Premises, and (viii) to do any other act or thing necessary for the safety or preservation of the Premises or the Building. Landlord shall have the right at all times to have and retain a key with which to unlock all doors in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency, and any entry to the Premises obtained by Landlord in accordance with the foregoing shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder and have not been completed by Tenant, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business and any loss of occupancy or quiet enjoyment of the Premises by reason of
Landlord's exercise of its rights of entry in accordance with this
Article 13, except with respect to property damage caused by Landlord's negligence or wilful misconduct, and, except as set forth in Section 12.7, above, Tenant shall not be entitled to an abatement or reduction of Rent in connection therewith.
14.	MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW
14.1	Maintenance and Repair.
14.1.1.	Landlord shall maintain and repair the "Base Building,"
as that term is defined in Section 1 of the Tenant Work Letter in good order and repair. Tenant shall, at its sole cost and expense, except for janitorial services furnished by Landlord pursuant to Article 12 hereof, maintain the Premises including all improvements, fixtures and furnishings therein in good order, condition and repair.
14.1.2.	In connection with Tenant surrendering possession of
the Premises at the end of the Term, Tenant agrees to repair any damage caused by or in connection with the removal of any article of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify, defend and hold Landlord harmless against any loss, liability, cost or expense (including reasonable attorney's fees) resulting from delay by Tenant in so surrendering the Premises. Tenant's obligation hereunder shall survive the expiration or termination of this Lease.
14.1.3.	If Tenant fails to maintain the Premises in good order,
condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant thereafter fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord (together with a charge for Landlord's administration and overhead equal to five percent (5%) thereof) shall be paid by Tenant promptly after demand, with interest at the Agreed Rate from the date of such demand. Landlord shall have no liability to Tenant for any inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.
14.2.	Compliance with Law.  Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement or the requirement of any board of fire insurance underwriters now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures relating to the improvements in the Premises, and to the extent caused by Tenant's use or improvement of the Premises, to the Base Building. Except as set forth above, Landlord shall comply with such measures to the extent they relate to the Base Building, and the cost of such compliance shall be included in Operating Costs to the extent allowed under Section 6.2.2.1, above. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.
15.	ALTERATIONS AND ADDITIONS
15.1.	Landlord's Consent to Alterations. Tenant may make
alterations, additions or improvements (collectively, "Alterations") which do not adversely affect the Systems and Equipment, exterior appearance of the Building, or structural aspects of the Building and which do not have a total cost in excess of $20,000.00, by providing Landlord with notice not less than ten (10) days prior to the commencement thereof. Tenant may not make any other Alterations to the Premises or any part thereof without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided that Landlord may withhold its consent in its sole and absolute discretion to any Alteration which (i) affects the exterior appearance of the Premises or the Building or any common portion of the Building or any portion of the Common Area, (ii) adversely affects the electrical, mechanical, plumbing or other systems in the Building (the "Systems and Equipment"), or (iii) causes a material reduction in the overall value of the improvements located in the Premises to a value which is less than the value of standard office improvements in the Project. Any Alterations consented to by Landlord may, at Landlord's option, be made by Landlord for Tenant's account (provided that Landlord agrees to competitively bid any such work) and Tenant shall reimburse Landlord for the cost thereof within thirty (30) days after an invoice therefor is submitted to Tenant, and, in such event, in connection with any Alterations the total cost of which exceeds $75,000.00, Tenant shall also pay to Landlord a charge for Landlord's administration and management thereof equal to five percent (5%) of the cost incurred. Tenant's initial construction in the Premises shall be done in accordance with the terms of the Tenant Work Letter, and not this Article 15.
15.2	Manner of Construction; Removal of Alterations.  Landlord may
impose as a condition to such consent such requirements as Landlord may deem necessary in its reasonable discretion, including without limitation the requirement that, if reasonable under the circumstances, Landlord be furnished with working drawings before work commences and that a bond be furnished, and requirements relating to the manner in which the work is done, the contractor by whom it is performed, and the times during which it is accomplished. However, so long as the originally named Tenant hereunder ("Original Tenant") occupies at least fifty percent (50%) of the Premises and provided Original Tenant's financial condition is not then materially worse than its financial condition as of the date of execution of this Lease, no bond shall be required for alterations to be made by or for
Tenant which will cost less than $75,000.00. Prior to the expiration or earlier termination of the Lease, unless otherwise agreed to by Landlord in writing, Tenant shall remove at its expense any such Alterations (not including strictly cosmetic Alterations which did not require Landlord's consent to be installed by Tenant), and restore the Premises to their original condition. Upon Tenant's written request made in connection with Tenant's request for approval of any Alterations, Landlord shall inform Tenant whether Landlord will allow Tenant not to remove the same as of the expiration or earlier termination of this Lease. Any damage done to the Premises in connection with any such removal shall be repaired at Tenant's sole cost and expense. Landlord may, in connection with any such removal which reasonably might involve damaging the Premises, require that such removal be performed by a bonded contractor or other person for which a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage. Unless so removed, all such Alterations shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon the Premises. In the event that any Alterations performed by Tenant require any modification, improvement or alteration to any portion of the core of the Building originally constructed by Landlord as part of the Building, but not for any particular tenant of the Building (the "Base Building"), in order to comply with the requirements of applicable governmental authorities, Tenant shall immediately reimburse Landlord for all costs incurred by Landlord in connection therewith. All such Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion so that the Premises shall at all times be a complete unit except during the period of work. Such Alterations shall only be constructed by a contractor which is bondable and which shall use union employees only, except that such contractor may use non-union employees only if prior to the commencement of any work Tenant obtains Landlord's written consent which Landlord may withhold unless it is adequately protected against any and all loss or damage that may result from labor problems or any work stoppage or interruption arising from the use of such non-union employees. Landlord agrees to use commercially reasonable efforts to allow Tenant's use of non-union labor, if requested by Tenant. Tenant shall deliver to Landlord upon commencement of such work, a copy of the building permit with respect thereto. Upon completion of such work (x) Tenant shall file for record in the office of the County Recorder where the Project is located a Notice of Completion, as required or permitted by law, and (y) Tenant shall deliver to Landlord a reproducible copy of the "as built" drawings relating to the Alterations. All such work shall be performed and done (a) using materials equaling or exceeding the quality of Building standard materials,
(b) strictly in accordance with Landlord's construction rules and regulations, and all federal, state, county and municipal laws and ordinances relating thereto, and (c) so as not to obstruct the access to the premises of any other tenant in the Building or Project. It is expressly agreed that if any tax is imposed, or the amount of taxes on the Building or the Project is increased, by reason of any such Alterations, Tenant shall be solely responsible therefor under Article 7.
15.3	Construction Insurance.  In addition to the requirements of
Article 17 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide
Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that (i) all of such Alterations shall be insured by Tenant pursuant to Article 17 of this Lease immediately upon completion thereof, and (ii) none of such Alterations shall be insured by Landlord under the insurance Landlord may carry upon the Building, nor shall
Landlord be required under any provision for reconstruction to reinstall any such Alterations.
16.	INDEMNITY
16.1.	Indemnification by Tenant. Tenant shall indemnify, defend,
protect and hold Landlord, its agents and employees, harmless from and against any and all claims, liability, loss, cost or expense (including reasonable attorneys' fees) arising out of or in connection with (i) any cause in the Premises or any part thereof, (ii) any acts, omissions or negligence of Tenant, its agents, contractors, employees or invitees in, on or about the Project, or (iii) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, except as caused by Landlord's negligence or wilful misconduct, or Landlord's breach of the terms of this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause except landlord's negligence or wrongful acts, and Tenant hereby waives all claims with respect thereto against Landlord. The foregoing provisions shall survive the termination of this Lease.
16.2.	Waiver. If the Premises, the Building, or the Common Area,
or any part thereof, is damaged by fire or other cause against which Tenant is required to carry insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any loss, cost or expense arising out of or in connection with such damage, except as caused by Landlord's negligence or wilful misconduct, or Landlord's breach of the terms of this Lease. Tenant hereby releases Landlord, its directors, officers, shareholders, partners, employees, agents and representatives, from any liability, claim or action arising out of or in connection with such damage. Furthermore, Tenant shall, pursuant to Article 17, maintain insurance against loss, injury, or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising within the Premises or other portions of the Building, or from other sources, and Landlord shall not be liable therefor, unless caused by Landlord's negligence or willful misconduct, and in that event only to the extent not covered by the insurance which Tenant is required to carry pursuant to this Lease. Landlord shall not be liable to Tenant for any damages arising out of or in connection with any act or omission of any other tenant in the Project or for losses due to theft or burglary or other wrongful acts of third parties.
17.	INSURANCE
17.1.	General. All insurance required to be carried by Tenant
hereunder shall be issued by responsible insurance companies acceptable to Landlord and the holder of any deed of trust or mortgage secured by any portion of the Premises (hereinafter referred to as a "Mortgagee"). All policies of insurance provided for herein shall be issued by insurance companies with general policyholder's rating of not less than A and a financial rating of not less than Class X as rated in the most current available "Best Insurance Reports". Each policy shall name Landlord and at Landlord's request any Mortgagee and an agent of Landlord as an additional insured, as their respective interests may appear. Tenant shall deliver certificates of such insurance to Landlord, evidencing the existence and amounts of such insurance, at least ten (10) days prior to Tenant's occupancy in the Premises. Failure to make such delivery shall constitute a material default by Tenant under this Lease. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any modification, cancellation or lapse or reduction in the amounts of insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (30) days prior to the expiration thereof. Tenant agrees that if Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant may carry such insurance under a blanket policy provided such blanket policy expressly affords the coverage required by this Lease by a Landlord's protective liability endorsement or otherwise and evidence thereof is furnished to Landlord as required above. Tenant shall carry and maintain during the entire Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 17 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that generally required by landlords of buildings comparable to and in the vicinity of the Building.
17.2.	Casualty Insurance. At all times during the term hereof,
Tenant shall maintain in effect policies of casualty insurance covering (i) all improvements in, on or to the Premises (including any Building Standard furnishings, and any alterations, additions or improvements as may be made by Tenant), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises. Such policies shall include coverage in an amount not less than one hundred percent (100%) of the actual replacement cost thereof from time to time during the term of this Lease. Such policies shall provide protection against any peril included within the classification "Fire and Extended Coverage", against vandalism and malicious mischief, theft, sprinkler leakage, earthquake sprinkler leakage, and against flood damage (and including cost of demolition and debris removal). Replacement cost for purposes hereof shall be determined by an accredited appraiser selected by Landlord or otherwise by mutual agreement. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in Article 18, the proceeds under item (ii), above, shall be paid to Tenant. Additionally, upon such termination, the proceeds under item (i), above, shall be divided between Landlord and Tenant based upon their proportionate contributions to the cost of the initial improvements to the Premises, provided that (a) in no event shall Landlord be paid less than the unamortized amount (based on a straight-line amortization over the initial Term) of Landlord's initial contribution to such improvements, and (b) in no event shall Tenant be paid more than the unamortized amount (based on a straight-line amortization over the initial Term) of Tenant's initial contribution to such improvements. If Tenant fails to deliver to Landlord, within sixty (60) days after the substantial completion of such initial improvements, evidence reasonably satisfactory to Landlord of Tenant's contribution to the cost thereof, Tenant shall have no right to receive any amount of such proceeds.
17.3.	Liability Insurance. Tenant shall at all times during the
term hereof obtain and continue in force bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Premises or with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) for injuries to persons in one (1) accident, not less than Two Million Dollars ($2,000,000) for injury to any one (1) person and not less than One Million Dollars ($1,000,000) with respect to damage to property. The limits of such insurance do not necessarily limit the liability of Tenant hereunder. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its partners, agents and employees by reason of the negligence of Tenant.
17.4.	Workers' Compensation Insurance. Tenant shall, at all times
during the term hereof, maintain in effect workers' compensation insurance as required by applicable statutes.
17.5.	Landlord's Insurance. Landlord shall at all times from and
after substantial completion of the Premises maintain in effect as an item of Expense a policy or policies of insurance covering the Common Area and the buildings in the Project in an amount determined by Landlord from time to time during the Term, providing protection against rental loss and any peril generally included in the classification "Fire and Extended Coverage" which may include insurance against sprinkler damage, vandalism, malicious mischief, earthquake and third party liability, and including such coverages in such amounts as Landlord may designate, as well as a commercially reasonable commercial general liability insurance policy covering the Project. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.
17.6.	Waiver of Subrogation. Landlord and Tenant each hereby
waives any and all rights of recovery against the other or against the directors, officers, shareholders, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant and Landlord each shall, upon obtaining the policies of insurance required under this Lease, give notice to its respective insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease.
18.	DAMAGE AND DESTRUCTION
18.1	Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 18, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Basic Rent (at the rate applicable to the portion of the Premises affected) and Tenant's Share of Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. If the Premises are damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion, and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Basic Rent and Tenant's Share of Expenses, during the time and to the extent the Premises are unfit for occupancy for the normal conduct of Tenant's business, and are not occupied by Tenant as a result of the subject damage. Landlord shall not be required to carry insurance of any kind on the improvements in the Premises built by or for the benefit of Tenant or other tenants or Tenant's property and shall not be required to repair any injury or damage thereto by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant (including with any improvement allowance supplied by Landlord to Tenant), and Tenant shall be required to restore or replace same in the event of damage and shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding the foregoing, Landlord may, at its sole option, elect to repair and replace all or any portion of the improvements located within the Premises, upon notice to Tenant within ten (10) days following the date of damage, in which event Tenant shall immediately (i) assign to Landlord the insurance proceeds applicable to the repair and/or restoration undertaken by Landlord and (ii) pay to Landlord any amounts necessary to cover any uninsured costs with respect to the repair and/or restoration undertaken by Landlord.
18.2	Landlord's Option to Repair. Notwithstanding the terms of Section
18.1 of this Lease, Landlord may elect not to rebuild and/or restore any portion of the Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant at least one hundred-twenty (120) days to vacate the Premises (but fewer if required by Tenant), but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i)
in Landlord's reasonable judgment, repairs cannot reasonably be completed within one (1) year after the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of an architect or contractor selected by Landlord, be completed within one (1) year after the date of discovery of the damage, Tenant may elect, no later that ninety (90) days after the date Landlord notifies Tenant of the estimated time required to repair the damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice. If the damage occurs during the last twelve (12) months of the Term, and repairs cannot, in Landlord's reasonable judgment, be completed within sixty (60) days, either party may terminate this Lease on not less than thirty (30) days prior written notice to the other.
18.3.	Waiver by Tenant. The provisions of this Lease, including
this Article 18, constitute an express agreement between Landlord and
Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
19.	CONDEMNATION
19.1	If all or a substantial part of the Premises, Building or Common
Area is taken or appropriated for public or quasi-public use by the right of eminent domain or otherwise by a taking in the nature of inverse condemnation, with or without litigation, or is transferred by agreement in lieu thereof (any of the foregoing being referred to herein as a "taking"), either party hereto may, by written notice given to the other within thirty
(30) days of receipt of notice of such taking, elect to terminate this
Lease as of the date possession is transferred pursuant to the taking provided, however, that before such party may terminate this Lease for a taking, such taking shall be of an extent and nature as to economically frustrate its business therein, or to substantially handicap, impede or impair its use thereof. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. No award for any partial or entire taking shall be apportioned, and Tenant thereby assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that Tenant may file a separate claim for an award and nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant for the taking of personal property belonging to Tenant and Tenant's moving expenses and loss of business, if applicable. In the event of a taking which does not result in a termination of this Lease, Rent and Tenant's Share of Expenses shall be equitably reduced to the extent Tenant's business in or use of the Premises is economically impaired as described above. No temporary taking of the Premises or any part of the Project shall terminate this Lease, or give Tenant any right to any abatement of Rent hereunder, except that Rent shall be equitably reduced as described above during that portion of any temporary taking lasting more than thirty (30) days. To the extent the provisions of this Article 19 conflict with California Code of Civil Procedure Section 1265.130 allowing either party to petition the court to terminate this Lease for a partial taking, the provisions of this Article 19 shall govern.
20.	LIENS
20.1	Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant, and shall protect, indemnify, hold harmless and defend Landlord from any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys fees) arising out of the same or in connection therewith. Tenant shall give Landlord at least ten (10) business days' prior written notice of the expected date of commencement of work relating to alterations, improvements, or additions to the Premises and if requested by Landlord, and except as set forth in
Section 15.2, above, shall secure a completion and indemnity bond for said work, reasonably satisfactory to Landlord, in an amount as required by law, but in no event less than one and one-half (1.5) times the estimated cost of such work. Landlord shall have the right at all times to keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having any interest therein, against mechanics' and materialmen's liens. If any claim of lien is filed against the Premises or any part of the Project or any similar action affecting title to such property is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. If Tenant fails, within twenty (20) days following the imposition of any lien, to cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all costs and expenses incurred by it in connection therewith (including reasonable attorneys' fees) shall be payable to Landlord by Tenant on demand, with interest at the Agreed Rate from the date of expenditure.
21.	DEFAULTS BY TENANT
21.1.	The occurrence of any one or more of the following events
shall constitute a default and breach of this Lease by Tenant:
21.1.1	The failure by Tenant to make any payment of Rent or of
any other sum required to be made by Tenant hereunder, within five (5) business days after the date the same is due.
21.1.2.	Except where a specific time period is otherwise set
forth in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 21.1.2, the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, if such failure is not cured within thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion; and provided, further, that violations by Tenant of the Rules and Regulations described in Article 36 which interfere with the rights of other tenants or which constitute a nuisance or hazard shall be cured by Tenant within forty-eight (48) hours after written notice thereof from Landlord, failing which Landlord may (but need not) cure same, in which event Tenant shall pay Landlord, within ten
(10) days after written notice thereof by Landlord, the amount expended by Landlord to effect such cure together with an administrative charge of ten percent (10%) of the amount thereof.
21.1.3.	The failure by Tenant to observe or perform according
to the provisions of Articles 11, 28, 30 or 31 of this Lease where such failure continues after Tenant's receipt of both a two (2) business day initial notice, and a 24- hour final notice, from Landlord.
21.2.	Any notice required or permitted by this Article 21 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law. Landlord may serve a statutory notice to quit, a statutory notice to pay rent or quit, or a statutory notice of default, as the case may be, to effect the giving of any notice required by this Article 21.
22.	LANDLORD'S REMEDIES
22.1.	In the event of any default or breach of this Lease by
Tenant, Landlord's obligations under this Lease shall be suspended until such default is cured and Landlord may, at any time thereafter, until such default is cured, without limiting Landlord in the exercise of any other right or remedy at law or in equity which Landlord may have (all remedies provided herein being non-exclusive and cumulative), do any one or more of the following:
22.1.1.	Landlord shall have the remedy described in California
Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent and other monetary charges as they  become due.
22.1.2.	Terminate Tenant's right to possession by any lawful
means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including (without limitation) the following: (1) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (4) any other amount, and court costs, necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary course of things would be likely to result therefrom (including, without limiting the generality of the foregoing, the amount of any commissions, finder's fee, advertising costs, remodeling costs and attorneys fees in connection with obtaining a replacement tenant); plus (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) of this Section 22.1.2, the "worth at the time of award" is to be computed by allowing interest at the Agreed Rate, and, as used in subparagraph (3) of this Section 22.1.2, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The term "Rent", as used in this Article 22, shall be deemed to be and to mean all Rent to be paid by Tenant pursuant to this Lease or as defined in Section 4.1 hereof. For the purpose of determining the amount of Expenses and parking fees which constitute "unpaid Rent which would have been earned after termination" or which constitute "unpaid Rent for the balance of the term" (as referenced in subparagraphs (2) and (3) hereof), such amounts shall be deemed to increase annually for the balance of the term by an amount equal to the average annual percentage increase in parking fees and Expenses during the three (3) calendar years preceding the year in which the Lease was terminated, or, if such termination shall occur prior to the expiration of the third calendar year occurring during the term of this Lease, then the amount of parking fees and Expenses shall be deemed to increase monthly for the balance of the term by an amount equal to the average monthly percentage increase in parking fees and Expenses during all of the calendar months preceding the month in which the Lease was terminated and such amounts shall not include variable expenses to the extent recovered by Landlord from other Tenants of the Building by Landlord using standard gross-up procedures.
22.1.3.	Collect sublease rents (or appoint a receiver to
collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that neither the filing of a petition for the appointment of a receiver for Tenant nor the appointment itself shall constitute an election by Landlord to terminate this Lease.
22.1.4.	Proceed to cure the default at Tenant's sole cost and
expense, without waiving or releasing Tenant from any obligation hereunder. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant (including any administrative fees provided for herein and reasonable attorneys' fees), the amount thereof shall be immediately due as of the date of Landlord's invoice therefor and, together with interest at the Agreed Rate from the date of Landlord's invoice therefor, shall be paid by Tenant to Landlord immediately upon demand, and Tenant hereby covenants to pay any and all such sums.
22.1.5.	If Tenant is not occupying the Premises, retain
possession of all of Tenant's fixtures, furniture, equipment, improvements, additions and other personal property left in the Premises or, at
Landlord's option, at any time, to require Tenant to forthwith remove same, and if not so removed to deem them abandoned and dispose of same.
22.2.	All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any offset to or abatement of Rent.
22.3	Landlord Default.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30)-day period and thereafter diligently prosecutes such cure to completion. Tenant agrees to give any Mortgagee a copy, by certified mail, of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any such Mortgagee shall have an additional forty-five (45) days within which to have the right, but not the obligation, to cure such default on the part of the Landlord or if such default cannot be cured within that time, then such additional time as may be necessary if within that forty-five (45) days the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued. If Tenant recovers any judgment against Landlord for a default by Landlord of this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Project and neither Landlord nor any of its partners, shareholders, officers, directors, employees or agents shall be personally liable for any such default or for any deficiency. Tenant's rights hereunder shall be in addition to, and shall not limit, Tenant's other rights expressly set forth in this Lease, including without limitation, in Section 12.7, above.
23.	LANDLORD EXCULPATION
The liability of Landlord or its partners, shareholders, officers, directors, employees or agents (collectively, the "Landlord Parties") to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article 23 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. None of the officers, directors, shareholders, agents or employees of the Original Tenant or its Affiliates shall be personally liable to Landlord for any obligation arising under this Lease. The terms of this Article 23 shall not alter or limit Tenant's specific rights as set forth in Section 12.7 or
Article 18.
24.	COSTS OF SUIT
24.1.	If either party brings action for relief against the other,
declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its reasonable attorneys'
fees (which costs shall be paid whether or not such action is prosecuted to judgment, it being agreed that to be the successful party a party need not necessarily have recovered a judgment, but shall be the party which, in light of all the facts and circumstances of the case, shall be deemed to be without fault or to have a lesser degree of fault than the other party). If Landlord, without fault on Landlord's part, is made a party to any action instituted by Tenant against a third party or by a third party against Tenant or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person, or otherwise arising out of or resulting from any act or omission of Tenant or of any such other person, Tenant shall at its cost and at Landlord's option defend Landlord therefrom and further, except to the extent Landlord is found separately liable for its own negligence or wrongful acts, indemnify and hold Landlord harmless from any judgment rendered in connection therewith and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such action. If Tenant, without fault on Tenant's part, is made a party to any action instituted by Landlord against a third party or by a third party against Landlord or arising out of resulting from any act or omission of Landlord, Landlord shall at its cost and at Tenant's option defend Tenant therefrom and further, except to the extent Tenant is found separately liable for its own negligence or wrongful acts, indemnify and hold Tenant harmless from any judgment rendered in connection therewith and all costs and expenses (including reasonable attorneys' fees) incurred by Tenant in connection with such action.
25.	SURRENDER OF PREMISES; HOLDING OVER
25.1.	Surrender. Upon the expiration or earlier termination of
this Lease, Tenant shall remove all of its personal property, including any signs, notices and displays, from the Premises and the Project and shall surrender to Landlord the Premises, and all Tenant's improvements thereto and alterations thereon, broom clean and in good condition, except for
(a) ordinary wear and tear, (b) destruction to the Premises pursuant to
Article 18 of this Lease, (c) Alterations that Tenant has the right to remove hereunder, provided Tenant repairs any and all damage to the
Premises caused by such removal and restores the Premises to the condition in which they were prior to the installation or construction of such Alterations (but in no event to less than Building standard), , and (d) all telephone and data cabling installed by or on behalf of Tenant or its subtenant(s). Tenant shall perform all such removal, repairs and restoration to the Premises prior to the date of the expiration or earlier termination of this Lease. Notwithstanding any contrary provision herein, Tenant shall not be obligated to remove any initial Tenant Improvements upon the expiration or earlier termination of this Lease except that upon notice from Landlord to Tenant, Landlord may require Tenant to remove
Tenant Improvements to the extent such Tenant Improvements do not constitute improvements of a general office use nature. If any such removal, repair or restoration would damage or otherwise affect the
Building structure, Tenant shall give Landlord prior written notice thereof and Landlord may elect to make such removal, repair or restoration at Tenant's expense or otherwise require Tenant to deposit with Landlord security for such work of removal, repair and/or restoration. Landlord may in any manner retain or dispose of any improvements, Alterations or personal property which Tenant does not remove from the Premises prior to the expiration or earlier termination of this Lease, as Tenant may be permitted or required by this Lease to remove, and title to any such improvements, Alterations and/or personal property of which Landlord so elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage or loss to Tenant arising out of Landlord's retention or disposition of any such improvements, Alterations or personal property as provided for in this Article 25 and shall be liable to Landlord for Landlord's costs of storing, removing and disposing of any such improvements, Alterations or personal property which Tenant fails to remove from the Premises prior to the date of the expiration or earlier termination of this Lease. Tenant shall indemnify, defend and hold
Landlord harmless from all damages, loss, cost and expense (including reasonable attorneys' fees) arising out of or in connection with Tenant's failure to surrender the Premises in accordance with this Section 25.1.
25.2.	Holding Over. If Tenant holds over after the expiration of
the Term, such tenancy shall be at sufferance only, and not a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a rental in the amount equal to one hundred fifty percent (150%) of the Rent in effect as of the last month of the Term hereof for the first three (3) months after the expiration of the Term, and, thereafter, twice the Rent in effect as of the last month of the Term hereof and at the time specified in this Lease, and such tenancy shall be subject to every other term, covenant and agreement contained herein other than any provisions for rent concessions, Landlord's Work, or optional rights of Tenant requiring Tenant to exercise same by written notice (such as options to extend the term of the Lease). Nothing contained in this Section 25.2 shall be construed as consent by Landlord to any holding over by Tenant, and
Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
Section 25.2 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.
26.	SURRENDER OF LEASE
26.1	The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. Such surrender or cancellation shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies. The delivery of keys to the Premises to Landlord or its agent shall not, of itself, constitute a surrender and termination of this Lease.
27.	TRANSFER OF LANDLORD'S INTEREST
27.1	If Landlord sells or transfers its interest in the Premises
(other than a transfer for security purposes) Landlord shall be released from all obligations and liabilities accruing thereafter under this Lease, if Landlord's successor has assumed in writing Landlord's obligations under this Lease. Any Security Deposit, prepaid Rent or other funds of Tenant in the hands of Landlord at the time of transfer shall be delivered to such successor and Tenant agrees to attorn to the purchaser or assignee, provided all Landlord's obligations hereunder are assumed in writing by such successor.
28.	ASSIGNMENT AND SUBLETTING
28.1.	Landlord's Consent Required.  Tenant shall not assign this
Lease, and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and any attempt to do so without such consent shall be voidable by Landlord and, at Landlord's election, shall constitute a default under this Lease. In no event shall Tenant sell, mortgage, pledge, hypothecate or encumber this Lease, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.
28.2.	Tenant's Application. If Tenant desires at any time to
assign this Lease (which assignment shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least twenty (20) days prior to the proposed effective date of the transaction ("Proposed Effective Date"), in writing, a notice of intent to assign or sublease, setting forth: (i)
the Proposed Effective Date, which shall be no less than thirty (30) nor more than ninety (90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; and
(iv) a description of the terms and provisions of the proposed sublease or assignment, including a calculation of all amounts payable to Landlord pursuant for the term of Section 28.7, below. Such notice shall be accompanied by (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements and bank references; (b) evidence satisfactory to Landlord (such as a written statement from Tenant affirming that the proposed transferee will be occupying the affected portion of the Premises) that the proposed subtenant or assignee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the sublease or assignment agreement; (c) a conformed or photostatic copy of the proposed sublease or assignment agreement; (d) any fee required under Section 28.9 and (e) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. During the time that Landlord has in which to exercise the options available to Landlord upon the giving of such notice, as hereinafter described, Tenant shall not sublet all or any part of the Premises nor assign all or any part of this Lease.
28.3.	Landlord's Option as to Subject Space.  Notwithstanding
anything to the contrary contained in this Article 28, in the event Tenant contemplates assigning the Lease or subleasing all or a portion of the Premises for the remainder of the Term (or in the event of any other transactions entered into by Tenant as a subterfuge in order to avoid the terms of this Section 28.3) (in either event, a "Transfer"), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), and the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 28.3 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated (at the rate applicable to the portion of the Premises affected) on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Additionally, in the event of such recapture, the "Minimum Parking Amount", as that term is defined in the Parking License Agreement, shall be reduced on a prorata basis. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 28.3, then, subject to the other terms of this Article 28, for a period of six (6) months (the "Six Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the
Six Month Period, provided that any such Transfer is of substantially the same space set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this
Article 28. If such a Transfer is not so consummated (as evidenced by the full execution and delivery of the document affecting such Transfer) within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 28.3.
28.4.	Approval/Disapproval Standards. In the event that Tenant
complies with the provisions of Section 28.2, and Landlord does not exercise an option provided to Landlord under Section 28.3, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider any reasonable factor.
Without limiting what may be construed as a reasonable factor, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval of a proposed assignment or sublease:
28.4.1.	Tenant has not complied with the requirements set forth
in Section 28.2 above;
28.4.2.	The proposed assignee or subtenant does not, in
Landlord's reasonable judgment, have sufficient financial worth, to fulfill the obligations proposed to be undertaken, provided that the financial worth of a proposed subtenant (together with any proposed guarantor) who is an "Affiliate" of Tenant shall not constitute a grounds for Landlord's refusal to consent to the proposed Sublease nor shall the financial worth of a proposed subtenant (together with any proposed guarantor) of Original Tenant while Original Tenant will continue to occupy more than fifty percent (50%) of the Premises, constitute a grounds for Landlord's refusal to consent to the proposed Sublease, provided, in the latter instance, that there has been no material adverse change in the financial condition of Original Tenant since the date of execution of this Lease. As used herein, an "Affiliate" of a party shall mean a corporation which controls, is controlled by, or is under common control with Tenant;
28.4.3.	The proposed assignee or subtenant does not, in
Landlord's reasonable judgment, have a good reputation as a tenant of property;
28.4.4.	Landlord has had prior negative leasing experience with
the proposed assignee or subtenant (i.e., a breach of lease to Landlord);
28.4.5.	The use of the Premises by the proposed assignee or
subtenant will violate the terms of Article 11, above;
28.4.6.	In Landlord's reasonable judgment, the proposed
assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner (and for other than general office purposes) that is not in keeping with the then current standards of the Building, or that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the
Project;
28.4.7.	The proposed assignee or subtenant is either a
governmental agency or instrumentality thereof, excluding administrative offices of school districts and college agencies, (i) which is capable of exercising the power of eminent domain or condemnation and is not a United States Government client or customer of Tenant (which is then doing business with Tenant), or (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is not consistent with the quality of the Project;
28.4.8.	The proposed assignee or subtenant, or any person that
directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant, or any person who controls the proposed assignee or subtenant, (i) is then an occupant of a part of the Building or the Project and Landlord can accommodate such tenant's expansion needs elsewhere in the Project, or (ii) is then negotiating with Landlord to lease space in the Project or has received a letter of intent to lease space during the ninety (90) days prior to such proposed assignment or sublease; or
28.4.9.	The proposed assignment or sublease fails to include
all of the terms and provisions required to be included therein pursuant to this Article 28.
Furthermore, in the event that Tenant is then in declared
monetary or material non-monetary default of any obligation of Tenant under this Lease, or Tenant has been declared to be in monetary or material non-monetary default under this Lease on three (3) or more occasions during the twelve (12) months preceding the date that Tenant shall request consent, the parties hereby agree that it shall be reasonable for Landlord to elect, at its option, to deny its consent. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord, or alternatively Landlord claims that Tenant, has unreasonably withheld or delayed its consent under this Section 28.4. or otherwise has breached or acted unreasonably under this Article 28, the sole remedy of the aggrieved party shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and the non-aggrieved party hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.
28.5.	Approval/Disapproval Procedure. Landlord shall approve or
disapprove the proposed assignment or sublease by written notice to Tenant, such notice to be given within thirty (30) days of the date Tenant gives to Landlord notice of Tenant's intent to assign or sublease under Section
28.2. Landlord agrees to use commercially reasonable efforts to respond in a shorter period of time. Landlord's failure to give a notice withholding its consent within said thirty (30) day period shall be deemed a consent to the proposed assignment or subletting. If Landlord shall exercise any option to recapture the Premises as herein provided, or denies a request for consent to a proposed sublease or assignment, Landlord shall not be liable to the proposed assignee or subtenant, or to any broker or other person claiming a commission or similar compensation in connection with the proposed assignment or sublease. If Landlord approves the proposed assignment or sublease, Tenant shall, prior to the Proposed Effective Date, submit to Landlord all executed originals of the assignment or sublease agreement and, in the event of a sublease, Landlord's reasonable and customary consent to subletting form executed by Tenant and sublessee for execution by Landlord. Provided such assignment or sublease agreement is in accordance with the terms approved by Landlord, Landlord shall execute each original as described above and shall retain two originals for its file and return the others to Tenant. No purported assignment or sublease shall be deemed effective as against Landlord and no proposed assignee or subtenant shall take occupancy unless such document is delivered to Landlord in accordance with the foregoing. Notwithstanding anything in this Article 28 to the contrary, Landlord's consent to any particular assignment or sublease shall in no event be construed as a consent to any Alterations, in connection with which approval shall be granted or denied by Landlord independently in accordance with the terms of Article 15 of this Lease. In connection with the foregoing, any Alterations which are approved by Landlord in connection with a proposed assignment or sublease shall be removed by Tenant prior to the expiration or earlier termination of this Lease, as more particularly set forth in Article 15.
28.6.	Required Provisions. Any and all assignment or sublease
agreements shall (i) contain such terms as are described in Tenant's notice under Section 28.2 above or as otherwise approved by Landlord; (ii)
prohibit further assignments or subleases, other than to the Original
Tenant and its Affiliates, except as agreed to in writing by Landlord in Landlord's sole discretion, (iii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Tenant by this Lease except as to Rent and term or as otherwise approved by Landlord; (iv) be expressly subject and subordinate to each and every provision of this Lease, (v) have a term that expires on or before the expiration of the term of this Lease; (vi) provide that if Landlord succeeds to sublessor's position, Landlord shall not be liable to sublessee for advance rental payments, deposits or other payments which have not been actually delivered to Landlord by the sublessor, and (vii) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease. Any and all sublease agreements shall also provide that in the event of termination, re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of the sublease, except that Landlord shall not: (i)
be liable for any previous act or omission of Tenant under the sublease;
(ii) be subject to any offset not expressly provided in the sublease, that theretofore accrued to the subtenant against Tenant; or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.
28.7.	Payment of Additional Rent Upon Assignment or Sublease. If
Landlord shall give its consent to any assignment of this Lease or to any sublease of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent, fifty percent (50%) of any rents, additional charges, or other consideration payable under the sublease or assignment by the subtenant or assignee to Tenant (including, without limiting the generality of the foregoing, all sums paid for the sale or rental of Tenant's leasehold improvements) that are in excess of the Basic Rent and Tenant's Share of Expenses (as those Expenses may be retroactively adjusted in connection with the annual reconciliation of Operating Expenses)
accruing during the term of the sublease or assignment in respect of the Premises or subleased space, as applicable, (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof after deducting the reasonable expenses incurred by Tenant for (i) any improvement allowance, and (ii) any reasonable brokerage commissions incurred by Tenant in connection with the Transfer.
28.8.	The sums payable under Section 28.7 above shall be paid to
Landlord as and when payable by the sublessee or assignee to Tenant. Within fifteen (15) days after written request therefor by Landlord, Tenant shall at any time and from time to time furnish evidence to Landlord of the amount of all such sums or other consideration received or expected to be received. Furthermore, Landlord or its authorized representatives shall have the right at all reasonable times to review the books, records and papers of Tenant relating to any assignment or sublease, and shall have the right to make copies thereof.
28.9.	Fees for Review. Simultaneously with the giving of the
notice described in Section 28.2 above, Tenant shall pay to Landlord or Landlord's designee a non-refundable fee in the amount of Three Hundred Dollars ($300.00) as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction. In addition to such reimbursement, if Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord the reasonable attorneys'
fees incurred by Landlord in connection therewith, not to exceed $1,500.00 for a Transfer in the ordinary course of business. Tenant shall pay such attorneys' fees to Landlord within fifteen (15) days after written request therefor.
28.10.	No Release of Tenant. No consent by Landlord to any
assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, including Tenant's obligation to obtain Landlord's express prior written consent to any other assignment or subletting. In no event shall any permitted subtenant assign its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, except upon compliance with, and subject to the provisions of this Article 28. The acceptance by Landlord of payment from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent assignment or sublease, or to be a release of Tenant from any obligation under this Lease.
28.11.	Assumption of Obligations. Each assignee of Tenant shall
assume the obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the instrument of assignment in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, and consistent with the requirements of this Article 28. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.
28.12.	Corporate or Partnership Transfers.
28.12.1	If the Tenant is a privately held corporation, or is an
unincorporated association or partnership, the cumulative or aggregate transfer, assignment or hypothecation of twenty-five percent (25%) or more of the total stock or interest in such corporation, association or partnership shall be deemed an assignment or sublease within the meaning and provisions of this Article. Landlord acknowledges that Original Tenant is a public company and agrees that, subject to the terms of
Section 28.12.2, below, no sale of publicly traded stock shall be deemed to be a Transfer under this Article 28.
28.12.2	Notwithstanding anything in this Article 28 to the
contrary, Landlord's consent shall not be required in connection with assignments or subleases to a corporation (i) into or with which Tenant is merged or consolidated; (ii) to which substantially all of Tenant's assets are transferred, or (iii) that Controls, is Controlled by, or is under common Control with Tenant ((i), (ii), and (iii) collectively, "Affiliates" of Tenant), provided that, in any of such events:
28.12.2.1.	The successor of Tenant has a net worth,
computed in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer;
28.12.2.2.	Proof satisfactory to Landlord of such net
worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction;
28.12.2.3.	Any such assignment or sublease shall be
subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord promptly upon the assignment or sublease, all the obligations of Tenant under this Lease;
28.12.2.4.	Tenant shall remain fully liable for all
obligations to be performed by Tenant under this Lease;
28.12.2.5.	Tenant shall reimburse Landlord, promptly on
demand, for Landlord's reasonable attorneys' fees (described in
Section 28.9, above) incurred in conjunction with the processing and documentation of any such transaction; and
28.12.2.6.	Such assignment or sublease is not a
subterfuge by Tenant to avoid its obligations under this Lease.
"Control," as used in this Section 28.12, shall mean the
ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.
28.13.	Involuntary Assignment. No interest of Tenant in this Lease
shall be assignable by operation of law (including without limitation, the transfer of this Lease by testacy or intestacy, or in any bankruptcy or insolvency proceeding). Each of the following acts shall be considered an involuntary assignment: (i) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under any bankruptcy law in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) If a writ of attachment or execution is levied on this Lease; (iii) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises; or
(iv) there is any assumption, assignment, sublease or other transfer under or pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq. (hereinafter referred to as the "Bankruptcy Code"). An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If Landlord shall elect not to exercise its right hereunder to terminate this Lease in the event of an involuntary assignment, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law, the provisions of Sections 28.3, 28.6, 28.7, 28.9, 28.10, and 28.14 shall apply to any such involuntary assignment. Such sums, if any, payable pursuant to the referenced Sections shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Such sums which are not paid or delivered to Landlord shall be held in trust for the benefit of Landlord, and shall be promptly paid or turned over to Landlord upon demand. Any person or entity to which this Lease is assigned pursuant to the provisions of said Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver such instruments and documents reasonably requested by Landlord confirming such assumption.
28.14.	Assignment of Sublease Rents. Tenant immediately and
irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any part of the
Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, which Tenant fails to cure within any applicable cure period, Tenant shall have the right and license to collect such rents.
29.	ATTORNMENT
29.1	In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises (collectively, the "Foreclosure"), and provided that if such Foreclosure is brought by a lien holder that holds a lien superior to the Lease, such lien holder has executed and delivered a nondisturbance agreement with Tenant, Tenant shall attorn to the successor upon any such Foreclosure and shall recognize that successor as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and, if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).
30.	SUBORDINATION AND NONDISTURBANCE
30.1	Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground or underlying leases which may now exist or hereafter be executed affecting the Premises, and (ii) the lien of any first mortgage or first deed of trust which may now exist or hereafter be executed in any amount for which the Premises, such ground or underlying leases, or Landlord's interest or estate in any of them, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground or underlying leases or any such liens to this Lease. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to subordinate this Lease to such ground lease, mortgage or lien. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any documents evidencing the priority or subordination of this Lease with respect to any such ground or underlying leases or the lien of any such first mortgage, or first deed of trust, and specifically to execute, acknowledge and deliver to Landlord from time to time within ten (10) days after written request to do so a subordination of lease, or a subordination of deed of trust in substantially the form set forth in Exhibit D or
Exhibit D-1, or in such other commercially reasonable form as may be customarily required by any Mortgagee of Landlord, and failure of Tenant to do so shall be a default hereunder. Tenant waives the provisions of any current or future stature, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.
30.2	Landlord shall obtain a non-disturbance, recognition and
attornment agreement from its existing Mortgagee (the "Non-Disturbance Agreement") in the form attached hereto as Exhibit D. In the event that Landlord is unable to furnish said agreement to Tenant on or before
February 15, 1997, and such existing mortgagee still has its lien on the Building, then Tenant shall have the right, for a period of five (5) days after February 1, 1997 (the "5-Day Period"), to provide at least twenty
(20) days prior written notice to Landlord of Tenant's intention to terminate this Lease. Notwithstanding Tenant's notice of intention to terminate, if, prior to the date of termination set forth in such notice (the "Termination Date"), Landlord delivers the Non-Disturbance Agreement to Tenant, or such existing mortgagee removes its lien from the Building, Tenant's notice of termination shall be of no further force or effect, and this Lease shall not terminate. If Landlord fails to deliver the Non-Disturbance Agreement to Tenant prior to the Termination Date, this Lease shall terminate and be of no force or effect as of the Termination Date.
If Tenant fails to give notice of its intention to terminate this Lease within the 5-Day Period, then Tenant shall be deemed to have waived its rights under this Section 30.2 and this Lease shall continue in full force and effect and.
31.	ESTOPPEL CERTIFICATE
31.1	Tenant shall from time to time within ten (10) business days after prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in the form set forth in Exhibit E attached hereto, or such other commercially reasonable form as may be customarily required by Landlord's Mortgagee, (i) certifying that this
Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of
Landlord hereunder (or specifying such defaults if they are claimed); and
(iii) containing such other matters as are set forth in such form. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one (1) month's Basic Rent has been paid in advance. Failure of Tenant to so deliver such statement shall be a default hereunder. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same type of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than by Tenant to Landlord as a lender, and which may be relied on by an assignee or subtenant approved by Landlord in accordance with the terms of Article 28, above.
32.	INTENTIONALLY OMITTED
33.	QUIET ENJOYMENT
33.1	So long as Tenant pays all Rent, performs its covenants and
obligations under this Lease and the Parking License Agreement and recognizes any successor to Landlord in accordance with the terms of this Lease, Tenant shall lawfully and quietly have, hold and enjoy the Premises and use of the Common Areas and Parking Facility without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject, however, to all the provisions of this Lease and the Parking License Agreement.
34.	WAIVER OF REDEMPTION BY TENANT
34.1	Tenant hereby waives for Tenant and for all those claiming under
Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
35.	BROKERS
35.1	Landlord and Tenant recognize that Julian J. Studley, Inc. is representing both Landlord and Tenant in connection with this transaction. Tenant shall hold Landlord harmless from all damages (including reasonable attorneys' fees and costs) resulting from any claims that may be asserted against Landlord by any broker, finder, or other person with whom Tenant has or purportedly has dealt, except as to Julien J. Studley, Inc.
36.	RULES AND REGULATIONS
36.1	The Rules and Regulations attached hereto as Exhibit F are
expressly made a part hereof. Tenant agrees to comply with such Rules and Regulations and any reasonable amendments, modifications or additions thereto as may hereafter be adopted and published by notice to tenants in the Building, and to cause its agents, contractors and employees to comply therewith, and agrees that the violation of any of them shall constitute a default by Tenant under this Lease; provided however that Landlord agrees that the Rules and Regulations shall not be (i) modified or enforced in any way by Landlord so as to unreasonably interfere with Tenant's use and enjoyment of the Premises, or (ii) discriminatorily enforced against
Tenant. Landlord agrees that nothing in the Rules and Regulations of the Building shall be used to prohibit the conduct of any business from the Premises which Tenant is permitted to conduct. In the event any other tenant or occupant of the Building fails to comply with the Rules and Regulations, and such non-compliance materially interferes with Tenant's use of the Premises, Landlord shall use reasonable efforts to cause such other tenants and/or occupants to comply with the Rules and Regulations. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.
Except as set forth in this Section 36, above, Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or of the Project of any of the Rules and Regulations.
37.	NOTICES
37.1	Any notice, demand, statements, designations, approvals or other communications required or permitted to be given hereunder to Landlord by Tenant shall be in writing and shall be personally served, deposited in the United States mails, duly registered or certified with postage fully prepaid thereon, or delivered by reputable overnight courier addressed to Landlord at Landlord's address as set forth in Section 1.10 hereof, or to such other address, or such other parties as Landlord may from time to time designate. Any notice, demand, statements, designations, approvals or other communications required or permitted to be given hereunder to Tenant by Landlord shall be in writing and may be mailed or delivered by overnight courier as above stated to Tenant's address as set forth in Section 1.11 hereof or delivered personally to Tenant at the address of the Premises. Either party may by written notice similarly given designate a different address for notice purposes, except that Landlord may in any event use the Premises as Tenant's address for notice purposes. Notice shall be effective three (3) days after the date posted if mailed or the date personal delivery or overnight courier delivery is made in accordance with this
Article 37.
38.	WAIVER
38.1.	No delay or omission in the exercise of any right or remedy
of Landlord or Tenant for any default by the other shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent payments shall not constitute a waiver of any other default, and shall not constitute a waiver of timely payment of the particular payment involved. The payment of Rent by Tenant shall not constitute a waiver by Tenant of any default by Landlord hereunder. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only an express notice to such effect from Landlord to Tenant shall constitute acceptance of the surrender of the Premises sufficient to terminate this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not constitute a consent or approval of any subsequent act by Tenant. Any waiver by any party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.
39.	MISCELLANEOUS
39.1.	Execution by Landlord. The submission of this document for
examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Premises. This document becomes effective and binding only upon execution by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.
39.2.	Landlord and Tenant. As used in this Lease, the words
"Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one person or entity constituting Landlord or Tenant, the obligations imposed hereunder upon Landlord or Tenant are joint and several. If Tenant consists of a husband and wife, the obligations of Tenant hereunder extend individually to the sole and separate property of each of them as well as to their community property. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership of the Premises.
39.3.	Name of Building. Tenant shall not use the name of the
Building or the Project for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building or the Project in its advertising, stationery or in any manner so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name of the Project without in any manner being liable to Tenant therefor.
39.4.	Modification of Lease.  Should any current or prospective
mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor; provided that if the documents Tenant must execute pursuant to the terms of this Section 39.4 are greater than two (2) pages in length, then Landlord shall pay Tenant's legal fees, if any, Tenant incurs in connection with the review and execution of said documents, up to a maximum of One Thousand
Five Hundred and No/100 Dollars ($1,500.00). At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.
39.5.	Nonrecordability of Lease. Tenant agrees that in no event
shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent, which consent may be withheld in Landlord's sole discretion.
39.6.	Matters of Record.  Subject to the terms of Article 30,
above, this Lease and Tenant's rights hereunder are subject and subordinate in all respects to matters affecting Landlord's title recorded in the official records of the county recorder's office for the county in which the Project is located prior or subsequent to the date of execution of this Lease (the "Record Documents"), and is expressly subject and subordinate to the following: Declaration of Restrictions dated September 15, 1978, and recorded on October 2, 1978, as Document 78-1093326 in the Official Records of Los Angeles County, State of California, as amended, and Reciprocal Parking Agreement dated January 3, 1979, and recorded on January 19, 1979, as Document 79-86214 in the Official Records of Los Angeles County, State of California, as amended. Tenant agrees that as to its leasehold estate it, and all persons in possession or holding under it, will conform with and will not violate any such covenants, conditions and restrictions, or other matters of record. Landlord agrees that changes it makes, if any, subsequent to the execution of this Lease to any Record Documents, will not result in a material interference with Tenant's use of the Premises, the Parking Facility or the Common Areas.
39.7.	Severability. If any provision of this Lease shall, to any
extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and every other term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
39.8.	Construction. All provisions hereof, whether covenants or
conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret this Lease.
39.9.	Interest. Except as expressly provided otherwise in this
Lease, any amount due to Landlord which is not paid when due shall bear interest from the date due at the prime commercial rate of interest charged from time to time by Citibank N.A. plus two percent (2%) per annum, but not to exceed the maximum rate of interest allowable under the law (the "Agreed Rate"). Payment of such interest shall not excuse or cure any default by Tenant under this Lease.
39.10.	Binding Effect; Choice of Law. Except as expressly provided
otherwise in this Lease, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.
39.11.	WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY
WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO. LANDLORD AND TENANT ALSO AGREE THAT THE VENUE OF ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE IN THE CITY AND COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.
39.12.	Time; Rights Cumulative. Time is of the essence of this
Lease and each and every provision hereof, except as may be expressly provided otherwise. All rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.
39.13.	Force Majeure. Any prevention, delay or stoppage due to
strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent payable by Tenant pursuant to this Lease and with respect to the terms of Section 12.7, Section 14.2, Article 18 and Article 19 of this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
39.14.	Corporate Authority. If Landlord or Tenant is a corporation, each individual executing this Lease on behalf of Landlord and/or Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such party, and that such party is qualified to do business in the State of California, and shall deliver appropriate certification to that effect if requested.
39.15.	Partnership Authority. If Landlord or Tenant is a
partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Landlord and/or Tenant represents that this Lease is binding on such party. Furthermore, such party agrees that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by any general partner of such party or any other authorized agent of such party, shall be binding on such party.
39.16.	Submittal of Financial Statement. At any time and from time
to time during the Term, within fifteen (15) days after request therefor by Landlord, Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be required by any such party.
39.17.	Exhibits. All exhibits affixed to this Lease are a part
hereof.
39.18.	Relationship of Parties. Nothing contained in this Lease
shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
39.19.	Application of Payments. Landlord shall have the right to
apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
39.20.	No Warranty. In executing and delivering this Lease, Tenant
has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Expense or the amount of the Expense in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
39.21.	Right to Lease. Landlord reserves the absolute right to
effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
39.22.	Independent Covenants. This Lease shall be construed as
though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary.
39.23.	Counterparts. This Lease may be executed in counterparts
with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single lease.
39.24.	Confidentiality. Tenant acknowledges that the content of
this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.
39.25.	Building Renovations. Except as expressly set forth in this
Lease, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project and/or the Building, provided that such Renovations do not materially adversely affect Tenant's access to the Building or the Parking Facility or usage of the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as set forth in Section 12.7, above, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.
39.26	No Violation. Tenant hereby warrants and represents that
neither its execution of nor performance under this Lease shall cause
Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.
39.27	Communications and Computer Lines. Tenant may install,
maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Building in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 14 and 15 of this Lease, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iii) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (iv) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.
39.28	Development of the Project.
39.28.1	Subdivision.  Landlord reserves the right to further
subdivide all or a portion of the Project, provided that during the initial Term (i) any such subdivision will not materially affect Tenant's use and occupancy of the Premises, (ii) Landlord will not build any office buildings in that portion of the Project between the Building and Ocean
Park Boulevard as marked on Exhibit A-1 (the "Frontage Area"), except that Landlord may construct one or more buildings in such Frontage Area, provided that each such building does not contain more than 10,000 usable square feet, replaces an existing building in such Frontage Area, and such replacement buildings shall not cause an additional decrease in view from the North side of the Building to Ocean Park Boulevard by more than 20% of the aggregate existing Northern frontage of the Building as identified in Exhibit A-1, (iii) there will be no material change made to the Parking Facility which would result in a material increase in the distance from the Building of Tenant's Parking Spaces, and (iv) Landlord agrees that it shall retain an entrance into the Parking Facility off of Thirty-First Street, and that such entrance shall, at all times during the Term, be located within the area indicated on Exhibit A-1 as the "Entrance Area.". Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this
Lease to the circumstances resulting from such subdivision, provided that Landlord pay for Tenant's reasonable costs of compliance with the terms of this Section 39.28.1.
39.28.2	The Other Improvements.  If portions of the Project or
property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Landlord agrees that any reallocation of expenses in connection with any such actions shall not disproportionately burden the Project or Building. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of
Landlord's rights described in this Lease.
40.	RIGHT OF FIRST OFFER
40.1	Right of First Offer.  Landlord hereby grants to the Tenant
originally named herein (the "Original Tenant") and its Affiliates a right of first offer with respect to the space located on the 3rd floor of the Building (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing lease, if any, (including renewals) of the First Offer Space, and such right of first offer shall be subordinate to all rights of the "New Leases," as that term is defined in Section 40.1, below, (collectively, the "Superior Right Holders") with respect to such First Offer Space. Tenant's right of first offer shall be on the terms and conditions set forth in this Section 40.1.
40.1.1	Procedure for Offer.  Landlord shall notify Tenant (the
"First Offer Notice") within a reasonable time after the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Notwithstanding anything in this Section 40.1.1 to the contrary, Landlord shall, in any event, deliver the First Offer Notice to Tenant prior to leasing the applicable First Offer Space to a third party, but in no event more than one (1) year prior to the date upon which the First Offer Space will be available for lease by Tenant. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First
Offer Rent," as that term is defined in Section 40.1 below, and the other economic terms upon which Landlord is willing to lease such space to
Tenant.
40.1.2	Procedure for Acceptance.  If Tenant wishes to exercise
Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord that Tenant either intends to or declines to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. Tenant's failure to so notify Landlord within the five (5) business day period shall be deemed to be notice that Tenant declines to exercise it rights hereunder, and Landlord shall then be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires (such leases consummated thereafter to be known as "New Leases"). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to the lesser of (i) all of the space offered by Landlord to Tenant in the First Offer Notice, and
(ii) ten thousand (10,000) square feet of the First Offer Space, provided that the portion of the First Offer Space which Tenant does not elect to lease under this Section 40.1.2 shall be in a marketable configuration, as determined by Landlord, in Landlord's reasonable discretion.
40.1.3	First Offer Space Rent.  The Rent payable by Tenant for
the First Offer Space (the "First Offer Rent") shall be equal to the "Fair Market Rent" for such space as of the First Offer Commencement Date. For purposes of this Lease, the term "Fair Market Rent" shall mean the face or stated rate at which tenants are then leasing non-sublease, non-encumbered, non-equity space in the Project comparable in size, location and quality to the First Offer Space (or the Premises, when determining the "Option Rent", that term is defined in Section 41.2 of this Lease below), for a term equal to the then remaining Term (or, when determining the Option Rent, for a term of five (5) years), taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the First Offer Space or Premises, as applicable, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user, and (c) other reasonable monetary concessions being granted such tenants in such comparable transactions; provided, however, that in calculating the Rent, (i) no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's extension of the Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) in connection with the determination of the Option Rent, the Fair Market Rent shall not include any period of rental abatement, if any, granted to tenants in connection with the design, permitting and construction of tenant improvements in such comparable spaces.
40.1.4	Construction In First Offer Space.  Tenant shall take
the First Offer Space in its "as is" condition, and the construction of improvements in the First Offer Space shall comply with the terms of
Article 15 of this Lease.
40.1.5	Amendment to Lease.  If Tenant timely exercises
Tenant's right to lease the First Offer Space as set forth herein, Landlord shall deliver to Tenant an amendment to this Lease adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice and this Section 2.6, which amendment Tenant shall execute and deliver to Landlord within fifteen (15) days after Tenant's receipt thereof. Notwithstanding the foregoing, Tenant's failure to execute such amendment shall not invalidate or cancel Tenant's lease of such First Offer Space.  Tenant shall commence payment of Rent for the
First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the "First Offer Commencement Date") and terminate on the date set forth in the First Offer Notice.
40.1.6	Termination of Right of First Offer.  The rights
contained in this Section 40.1 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant or its Affiliate (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant occupies the entire Premises. The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 40.1, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease.
41.	OPTION TERM
41.1	Option Right.  Landlord hereby grants Original Tenant herein, or its Affiliate, one (1) option to extend the Lease Term for a period of five
(5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease, after expiration of any applicable cure periods. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease the Lease Term, after expiration of any applicable cure periods, as it applies to the Premises, including any first Offer Space then leased by Tenant, shall be extended for a period of five (5) years. The rights contained in this Section 41 shall be personal to Original Tenant and its Affiliates and may only be exercised by Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant occupies the entire Premises.
41.2	Option Rent.  The Rent payable by Tenant during the Option Term
(the "Option Rent") shall be equal to the greater of (i) the Rent being paid by Tenant under this Lease at the expiration of the initial Lease
Term, and (ii) ninety-five percent (95%) of the Fair Market Rent for the Premises, as determined pursuant to Section 40.1.3.
41.3	Exercise of Options.  The option contained in this Section 41 shall be exercised by Tenant, if at all, and only in the following manner:
(i) Tenant shall deliver written notice to Landlord not more than twelve
(12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant on or before the date which is the later of (a) the date which is thirty (30) days after Landlord's receipt of the Option Interest Notice, and (b) the date which is eight (8) months prior to the expiration of the initial Lease Term, setting forth the Option Rent and any material economic concessions contained as a part of such Option Rent; and (iii) if Tenant wishes to exercise such option,
Tenant shall, on or before the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord. In the event Tenant fails to timely exercise the option, Tenant's option to extend the Term shall terminate and be of no further force or effect.
42.	INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS
42.1	This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangements, or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


LANDLORD:
BARCLAY-CURCI INVESTMENT COMPANY,
a California general partnership,
By:  SC ENTERPRISES,
     a California limited partnership,
     general partner
By:
     SHURL CURCI,
     general partner

TENANT:
ACTIVISION, INC.,
a Delaware corporation
By:
      Its:
By:
      Its:


EXHIBIT A
DEPICTION OF PREMISE




EXHIBIT A-1
OUTLINE OF PROJECT

EXHIBIT B
VERIFICATION OF TERM AND INITIAL RENT
RE:   Lease dated ____________________
between ________________________________________
_______________________________ ("Landlord") and

 ("Tenant") for premises in
Tenant hereby verifies that the information stated below is correct and further acknowledges and accepts possession of the Premises.
Commencement Date:
Termination Date:
Options:
Initial Rent:
Address for Notices:
Billing Address:



ATTN:
Telephone:(     )
Federal Tax ID
By:
Title:
Date:				, 19

EXHIBIT C
TENANT WORK LETTER
This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of the Office Lease to which this Tenant Work Letter is attached as Exhibit C, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 6 of this Tenant Work Letter.
SECTION 1
DELIVERY OF THE PREMISES AND BASE BUILDING
1.1	Base Building.  On or before January 13, 1997, Landlord, at
Landlord's sole cost and expense, shall deliver the "Base Building," as that term is defined below, to Tenant in accordance with the terms of this
Section 1. Except as otherwise set forth in this Lease or this Tenant Work Letter, Tenant shall accept the Premises and Base Building from Landlord in their existing "as-is" condition as of the delivery of the Premises and Base Building from Landlord to Tenant, however (i) the systems and equipment in the Base Building, including HVAC, electrical, plumbing, sprinkler, life-safety, and elevator systems shall be in reasonable working order and condition, and (ii) the Base Building shall comply with applicable handicap access requirements and Title 24 regulations, and all other applicable laws and regulations, enacted and applicable to the Building as of the date of this Lease for unoccupied, raw space (collectively, "Code") including, as required, core bathrooms, core stairwells, core elevator panels and areas external to the Building. The "Base Building" shall consist of the basic structure of the Building, including, but not limited to, (i) the floor slabs, (ii) the exterior structural walls, (iii) the roof including the roof structure and membrane,
(iv) that portion of the HVAC system consisting of the existing roof-top HVAC equipment and the vertical shafts (specifically excluding extensions off of the vertical shafts) (the "Base Building HVAC") (v) the existing base building electrical system, consisting of main switch gear, transformers and electrical panels in electrical rooms of the Building, and
(vi) the existing Building elevator systems.
1.2	Landlord Work.  Tenant acknowledges that Landlord may also
perform certain work, including the construction of the "Facade Modifications," as that term is defined below (collectively, the "Landlord Work"), as well as certain improvements to the Base Building, as required by Section 1.1, above (the "Base Building Work"), at the same time that the Tenant Improvements are being constructed by Tenant and that no inconvenience to Tenant or the "Tenant Parties", as that term is defined in
Section 4.1.2, below, resulting from such Landlord Work (including as caused by Landlord's use of non-union labor in connection therewith) shall entitle Tenant to any abatement of rent, nor shall it be a "Lease Commencement Date Delay," as that term is defined in Section 5.1, below, provided that Landlord hereby agrees to use commercially reasonable efforts not to materially interfere with the construction of the Tenant Improvements by its construction of the Additional Landlord Work and Base Building Work, and agrees that Landlord shall not deny Tenant reasonable access to the Premises as a result of any Landlord Work, and such Landlord Work and Base Building Work shall be completed by the Lease Commencement Date.
SECTION 2
TENANT IMPROVEMENTS
2.1  Tenant Improvement Allowance.  Tenant shall be entitled to a one-
time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of One Million Six Hundred Fifty-One Thousand Four Hundred Seventy-Five and 62/100 Dollars ($1,651,475.62) for the costs relating to the design and construction of Tenant's improvements, which are permanently affixed to the Premises (the "Tenant Improvements"), as well as for the costs of construction of two (2) public lobby areas on the first floor of the Building (including one lobby area at the entrance to the Building, and another at the rear of the Building allowing access to the existing elevator at the rear of the Building), and the finishes of the interiors of the existing Building elevators (collectively, the "Public Area Construction"). The plans and specifications for such Public Area Construction shall be mutually agreed upon by Landlord and Tenant and included as part of the Construction Drawings. The Public Area Construction shall be completed by Tenant, at Tenant's sole cost and expense (which costs may be deducted from the Tenant Improvement Allowance) in the same manner and in conjunction with Tenant's construction of the Tenant Improvements and for the purposes of this Tenant Work Letter only, such Public Area Construction shall be deemed to be a part of the Tenant Improvements. Additionally, Tenant may, at its option, cause Landlord to construct modifications to the front facade of the Building (the "Facade Modification"). Such Facade Modification shall be at Tenant's sole cost and expense, which cost may be deducted from an additional Two Hundred Thousand Dollar ($200,000.00) allowance (the "Additional Allowance"). If Tenant desires to cause Landlord to construct the Facade Modification, Tenant shall submit plans for the same to Landlord on or before January 15, 1997, and any Facade Modification shall be mutually agreed upon by Landlord and Tenant, and subject to Landlord's prior approval, which may be withheld in Landlord's sole discretion, and shall furthermore comply with all applicable law regarding the same. Any amounts of the Additional Allowance which are not used as part of the Facade Modification shall be added to the Tenant Improvement Allowance. Except in connection with the Landlord Work and Landlord's delivery of the Base Building, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, the Additional Allowance and "Landlord's Drawing Contribution," as that term is defined below.
2.2	Disbursement of the Tenant Improvement Allowance.
2.2.1  Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):
2.2.1.1  Payment of the fees of the "Architect" and the
"Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $3.00 per usable square foot of the Premises;
2.2.1.2  The payment of plan check, permit and license fees
relating to construction of the Tenant Improvements;
2.2.1.3  The cost of construction of the Tenant
Improvements, which shall include testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;
2.2.1.4  The cost of any changes in the Base Building when
such changes are required by the Construction Drawings or by Code (including if such changes are due to the fact that such work is prepared on an unoccupied, raw basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.5  The cost of any changes to the Construction
Drawings or Tenant Improvements required by Code;
2.2.1.6  The cost of the "Coordination Fee," as that term is defined in Section 4.2.2 of this Tenant Work Letter;
2.2.1.7  Sales and use taxes and Title 24 fees; and
2.2.1.8  All other costs to be expended by Tenant in
connection with the construction of the Tenant Improvements except those costs for which Tenant is not obligated under this Tenant Work Letter.
2.2.1.9  Payment of the fees for the construction manager.
2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
2.2.2.1  Monthly Disbursements.  On or before the twenty-
fifth (25th) day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Parties," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises;
(iii) executed conditional and unconditional mechanic's lien releases, as appropriate, from all of Tenant's Parties which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. As between Landlord and Tenant, Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. After Tenant's proper delivery to Landlord of all of the items listed above, Landlord shall, prior to the end of the month following Landlord's receipt of the same, deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2  Final Retention.  Subject to the provisions of this
Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either
Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building (however, Landlord agrees that it shall withhold only the amount necessary to remedy such substandard work), (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, and (iv) all close-out materials, as set forth in Schedule 1, attached hereto, have been delivered to Landlord.
2.2.2.3  Other Terms.  Landlord shall only be obligated to
make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. Notwithstanding anything else in this Lease, Landlord shall not be obligated to make disbursements from the Tenant Improvement Allowance for any item or cost which is not a Tenant Improvement Allowance Item, which item, cost, or work shall be at Tenant's sole cost and expense. All Tenant Improvements shall be deemed Landlord's property under the terms of this Lease. However, prior to the end of the Term, Tenant shall remove all telephone and data equipment conduit and cabling.
2.3	Standard Tenant Improvement Package.  Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications are set forth in Schedule 2, attached hereto. The quality of Tenant Improvements shall be equal to the quality of the Specifications, unless otherwise approved by Landlord in connection with the Construction Drawings, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.
2.4	Unused Tenant Improvement Allowance.  Except as otherwise
expressly set forth in this Tenant Work Letter, Landlord shall have no obligation to pay any portion of the Tenant Improvement Allowance (not including the Final Retention) which has not been paid or requested or committed to be paid after the completion of construction of the Premises.
2.5	Failure to Disburse Tenant Improvement Allowance.  In the event that Landlord fails to fulfill its obligation to disburse the Tenant Improvement Allowance in accordance with the terms of Section 2.2, above, following a proper request for payment by Tenant made in accordance with the terms of Section 2.2.2.1, above, within thirty (30) days after notice from Tenant of such failure and Landlord's failure to cure in such period, Tenant shall have the right to disburse such amount upon five (5) business days additional notice to Landlord that Tenant is making such disbursement. Notwithstanding the foregoing, in no event shall Tenant have the right to make such disbursement if Landlord notifies Tenant that Landlord disputes, in good faith, any portion of a payment request relating to the amount withheld by Landlord. Any amounts disbursed by Tenant pursuant to this
Section 2.5 shall be reimbursed by Landlord to Tenant, or, if not reimbursed as of the Commencement Date, may be offset by Tenant against the Basic Rent first due and payable under the Lease.
SECTION 3
CONSTRUCTION DRAWINGS
3.1  Selection of Architect/Construction Drawings.  Tenant has
retained Interior Spaces International (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord shall pay, as a cost ("Landlord's Drawing Contribution") not to be deducted from the Tenant Improvement Allowance, an amount of $0.10 per rentable square foot of the Premises (Nine Thousand Eight Hundred and No/100ths Dollars ($9,800.00)), for the cost of the preliminary space plan for the Premises. Tenant shall retain independent, licensed engineering consultants approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, and other affected areas of the Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's reasonable approval.
Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.
3.2	Final Space Plan.  Tenant shall supply Landlord with four (4)
copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect, provided that Landlord shall only disapprove the Final Space Plan for reasonable and material reasons, such as (i) an adverse effect on the structural integrity of the Building; (ii) non-compliance with Code; (iii) an adverse effect of the systems and equipment of the Building, or (iv) any effect on the exterior appearance of the Building (items (i) through (iv), individually or collectively, a "Design Problem"). Landlord agrees that it shall use reasonable diligence to attempt to complete its review in fewer than seven business days. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.
3.3	Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect, provided that Landlord shall only disapprove the Final Working Drawings for reasonable and material reasons, such as if the same do not comply with the Final Space Plan or contain a Design Problem. Landlord agrees that it shall work with reasonable diligence to complete its review of the Final Working Drawings in fewer than ten (10) business days. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.
3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.
3.5  Change Orders.
3.5.1	Changes to Approved Working Drawings.  In the event
that Tenant requests any changes or substitutions to the Approved Working Drawings ("Changes"), Landlord shall not unreasonably withhold or condition its consent to any such Changes, and shall grant its consent to such Changes within five (5) business days after Landlord's receipt of Tenant's request for the same, provided the Change does not create a Design Problem.
3.5.2	Change Order Bids.  In connection with any request for
a Change initiated by Tenant or by any governmental agency or official, Landlord, Tenant, Architect and, to the extent appropriate, the Engineers shall coordinate to obtain from Contractor at the earliest time possible a binding change order proposal setting forth the fixed amount of increase, if any, or decrease, if any, in the "Final Costs," as that term is defined in Section 4.2.1, below, and the extension of time, if any, requested by Contractor to cause the substantial completion of the Premises to occur by reason of such proposed Change. Tenant shall control the design, subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed if such change does not contain a Design Problem or Design Problems, of any governmentally initiated Change that modifies the Tenant Improvements.
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1  Tenant's Selection of Contractors.
4.1.1  The General Contractor.  Tenant shall retain Turelk
Construction (the "Contractor") to construct the Tenant Improvements. Tenant shall submit copies of Contractor's bid to Landlord for review and comment prior to Tenant's execution of the final "Contract" as that term is defined below.
4.1.2  Tenant's Parties.  All subcontractors, laborers,
materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Parties") must be approved in writing by Landlord prior to Tenant's execution of the final Contract, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.
4.2  Construction of Tenant Improvements by Tenant's Parties.
4.2.1  Construction Contract; Cost Budget.  Prior to Tenant's
execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Tenant Improvements pursuant to the Approved Working Drawings to be performed by or at the direction of Tenant or the Contractor, which costs shall be used by Landlord to determine the final costs of the construction of the Tenant Improvements (the "Final Costs"). If the amount of the Final Costs is greater than the amount of the remaining Tenant Improvement Allowance (after excluding the amount of such allowance expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements) (the "Over-Allowance Amount") then Tenant shall pay a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Final Costs, and such payment by Tenant ("Over-Allowance Payment") shall be a condition to Landlord's obligation to pay any amounts of Tenant Improvement Allowance. In the event that, after Landlord's determination of the Final Costs has been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall increase to an amount in excess of the Tenant Improvement Allowance, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs. To the extent that the aggregate amount of Over-Allowance Payments exceeds the Over-Allowance Amount (the "Refund Amount"), then Landlord shall refund to Tenant the amount of any such Refund Amount.
4.2.2  Tenant's Parties.
4.2.2.1  Landlord's General Conditions for Tenant's Parties
and Tenant Improvement Work. Tenant's and Tenant's Parties' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Parties shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Parties of any changes which are necessary thereto, and Tenant's Parties shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant acknowledges that Landlord has standard contractor conditions, procedures, and rules which will be delivered to Contractor and with which Contractor must strictly comply. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the product of
(i) three percent (3%) and (ii) the Tenant Improvement Allowance (not including $125,000.00 of the Tenant Improvement Allowance allocated to demolition of the Premises).
4.2.2.2  Indemnity.  Tenant's indemnity of Landlord as set
forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Parties, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any non-negligent ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and
(ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
4.2.2.3  Requirements of Tenant's Parties.  Each of Tenant's
Parties shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas, if applicable, that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4  Insurance Requirements.
4.2.2.4.1  General Coverages.  All of Tenant's Parties
shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2  Special Coverages.  Tenant shall carry
"Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3  General Terms.  Certificates for all
insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense, provided that Landlord agrees to make any proceeds from Tenant's or Tenant's Parties'
insurance policies on which Landlord is named as an additional insured available to Tenant for such repair. Tenant's Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and
Tenant's Parties.  All insurance, except Workers' Compensation, maintained by Tenant's Parties shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this
Tenant Work Letter. Landlord agrees that, so long as Original Tenant remains the Tenant under this Lease, and no material change in circumstances has otherwise occurred with respect to Tenant or this
Lease, Landlord shall not require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to
Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.
4.2.3  Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
4.2.4  Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved and the reasons for such disapproval. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.
4.2.5  Meetings.  Commencing upon the execution of this Lease,
Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location in the Project, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Parties shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.
4.3  Notice of Completion; Copy of Record Set of Plans.  Immediately
upon substantial completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so within ten (10) days after substantial completion of the Tenant Improvements, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense, which expense shall include a Landlord administration fee equal to $2,000.00. At the conclusion of construction,
(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within thirty (30) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
SECTION 5
DELAY OF LEASE COMMENCEMENT DATE
5.1	Lease Commencement Date Delays.  The Lease Commencement Date
shall occur as provided in Article 2 of this Lease, provided that the Lease Commencement Date shall be delayed by the number of days of delay of the "substantial completion of the Tenant Improvements," as that term is defined below in this Section 5, in the Premises which is caused solely by a "Lease Commencement Date Delay." As used herein, the term "Lease Commencement Date Delay" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this Section
5.1. As used herein, the term "Force Majeure Delay" shall mean only an actual delay resulting from fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, riots, industry-wide labor strikes or lockouts (which objectively preclude Tenant from obtaining from any reasonable source of union labor or substitute materials at a reasonable cost necessary for completing the Tenant Improvements), or governmental acts (which do not specifically relate to the construction of the Tenant Improvements and which objectively preclude construction of tenant improvements in the Building by any person). Notwithstanding anything to the contrary contained herein, a Force Majeure Delay shall not include any of the foregoing delays to the extent caused by the negligence or wilful misconduct of Tenant, its contractors or agents. As used in this Tenant Work Letter, "Landlord Caused Delay" shall mean only an actual delay resulting from the acts or omissions of Landlord including, but not limited to, (i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) unreasonable and material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements and which would objectively preclude construction of tenant improvements in the Building by any person; and (iii) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvement Allowance and/or any cessation of work upon the Tenant Improvements as a result thereof; and (iv) Landlord's failure to deliver the Base Building to Tenant prior to January 2, 1997, provided that Tenant acknowledges that as of such date Landlord will not yet have completed the Base Building Work, and that such delivery of the Base Building without the Base Building Work being completed shall not be a Landlord Caused Delay.
5.2	Determination of Lease Commencement Date Delay.  If Tenant
contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing (the "Delay Notice") of each of (i) the date upon which such Lease Commencement Date Delay becomes known to Tenant, Architect, or Contractor and (ii) the date upon which such Lease Commencement Date Delay ends (the "Termination Date"). If such actions, inaction or circumstances described in the Delay Notice are not cured by Landlord within two (2) business day of receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the Termination Date.
5.3	Definition of Substantial Completion of the Tenant Improvements.
For purposes of this Section 5, "substantial completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the "Approved Working Drawings," with the exception of any punch list items, any furniture, fixtures, work-stations, built-in furniture or equipment (even if the same requires installation or electrification by Tenant's Agents), and any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time (given the date of the Lease Commencement Date).
SECTION 6
MISCELLANEOUS
6.1  Tenant's Representative.  Tenant has designated John Baker as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
6.2 Landlord's Representative. Landlord has designated Transpacific Development Company as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
6.4  Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).
6.5	Tenant's Materials.  Tenant shall be responsible for any loss or damage to its materials used to construct the Tenant Improvements during the course of the construction of the Tenant Improvements.
6.6	Landlord's Disapproval.  Landlord agrees that in the event it exercises any rights to disapprove matters as set forth in this Tenant Work Letter, it shall notify Tenant in reasonable detail of the reasons for such disapproval.
6.7	Parking.  Landlord agrees that Landlord shall not charge Tenant or Contractor for parking in the Project in connection with, and during the period of, the construction of the Tenant Improvements.

SCHEDULE 1 TO EXHIBIT C
CLOSE-OUT PACKAGE
TWO COPIES OF THE FOLLOWING ITEMS ARE TO BE SUBMITTED IN SEPARATE BOUND
PACKAGES.

  Building Permit Card signed by the appropriate City Inspectors.
  Punch List signed by the appropriate Tenant Representative or Architect. Independent, certified Air Balance Report.
  Subcontractor List with contact names and telephone numbers.
  Finish Schedule from the General Contractor indicating the manufacturer or supplier and specification number for all finishes installed.
  One year warranty letters from the General Contractor and all subcontractors (from the date of construction completion).
  Any manufacturer's warranties, equipment manuals, etc., for any equipment installed (e.g., package A/C units, etc.)
  Unconditional Mechanic's Lien Releases form General Contractor and all Subcontractors
  As-Built Drawings covering the Tenant Improvements constructed pursuant to this Tenant Work Letter and any portions of the Base Building affected by such construction, with each sheet stamped "AS-BUILT" and signed by the appropriate contractor (one to be sepia):
- Electrical
- HVAC
- Plumbing
- Fire Sprinkler
- Architectural



SCHEDULE 2 TO EXHIBIT C
SANTA MONICA BUSINESS PARK
BUILDING "Q"
BUILDING STANDARDS
INTERIOR PARTITIONS:
Ceiling height 2.5" metal studs at 2'-0" on center with one layer of 5/8" Type "X" gypboard on each side.
DEMISING PARTITIONS:
As above except they are full-height one-side with sound batt between the studs. Finish taped/sanded on both sides. Openings with sound insulation for return-air plenum (include fire dampers in fire walls).
DOORS:
3'-0" x 8'-0" x 1_" solid-core plastic laminate door, Wilsonart #7885T-60 "English Oak" finish, with stained edgebands. Suite entry doors with 20-minute labels.
FRAME:
3'-0" x 8'-1" Western Integrated or equivalent extruded aluminum, black anodized finish; ASA strikes.
HARDWARE:
Schlage "Rhodes" cylindrical leversets, #613 bronze finish; entry hardware #D53PD; interior hardware
#D10S; flat handles; 2-_" backset; (4) .5" ball-bearing hinges; keyway "C" to match project/building master keying system.
CEILING:
Donn "Fineline" suspended white grid, Armstrong #2195
2'-0" x 2'-0" acoustical tiles, and compression posts and splay wires as required by governmental regulations with ceiling height 8'-6", or existing ceiling located in the Premises.
LIGHT FIXTURES:
Lithonia or equivalent 277V 2x4 fluorescent fixtures with 18 cell, 3" deep parabolic diffusers; one
"Magnatek" electronic ballast per fixture; (3) 34W T-
8 "Cool-White" lamps per fixture; ceiling or wall mounted occupancy sensor switches with "A-B" switching of individual fixtures; emergency lighting connected to generator, or with battery backup per governmental regulations.
PL-tube fluorescent or metal halide downlights only.
Incandescent lights not permitted unless written request submitted to Owner for approval.
Exit Signs: Lithonia edgelit connected to emergency generator or with individual battery backup. Green letters and directional arrows.
FIRE PROTECTION:
Semi-recessed sprinklers with chrome escutcheons.
Fire extinguishers with semi-recessed cabinets as required to meet code requirements. Recessed cabinets in common areas. Extend building FLS system
(strobes, horns, smoke detectors, etc.) as required to comply with governmental regulations.
HVAC:
Central chiller plant and rooftop air handlers with VAV distribution system. White 2'x2' perforated supply grilles with adjustable diffusers and volume dampers. Johnson pneumatic thermostats, Series T-
4002. Return air plenum. Exterior zones heating with hot water re-heat. Interior zones cooling only.
Maximum of (6) supply air grilles per zone. Fire dampers in all ducts penetrating fire separation walls. Separate zones for high occupancy rooms
(e.g., conference rooms, reception areas, etc.) and for exterior rooms with multiple exposures. No cross-zoning with adjacent tenant's or common areas.
Rigid distribution ductwork except last 8' soft duct permitted.
ELECTRICAL:
Standard ivory receptacles and cover plates.
Telephone subcontractor to provide telephone/data outlet cover plates. No circuits common to adjacent tenants or common areas. All telephone/data cabling to be plenum-rated.
FLOOR COVERING:
Designweave "Tempest Classic" 28 ounce carpet over
3/8" commercial pad; 2.5" rubber base.
PAINT:
Frazee or Sinclair stock colors, flat finish.
WINDOWS:
Mini-blinds, Levelor or equivalent, Building Standard color.


EXHIBIT D
SUBORDINATION OF LEASE,
LEASE SUBORDINATION, ATTORNMENT
AND
NON-DISTURBANCE AGREEMENT
THIS AGREEMENT, made this ________ day of ______, 19__, by and between(herein "Lessee"), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (herein "Lender").
R E C I T A L S :
A.	Lender is the holder of a certain promissory note (herein the "Note")
issued by ("Lessor"), dated _______ in the principal sum of DOLLARS ($___________) and of the mortgage of even date therewith (herein the "Mortgage") securing the Note, recorded on which Mortgage encumbers the real property (herein called the "Subject Property") described on Exhibit A, attached hereto and made a part hereof.
B.	Lessee and as Lessor, entered into a lease agreement (herein the
"Lease") dated              by which Lessee leased from Lessor certain
premises commonly known as (herein the "Leased Premises"), and constituting a portion of the Subject Property.
C.	Lessee desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Lessee confirm the priority of the Mortgage over the Lease. NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, the parties hereto agree as follows:
1.	Lessee hereby covenants and agrees that all its rights and interests whatsoever under the Lease in the Leased Premises and the Subject Property
are and shall remain subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.
2.	So long as Lessee is not in default (beyond any period given Lessee in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee shall not be disturbed by Lender in its possession of the Leased Premises during the term of the
Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.
3.	If the interest of the Lessor under the Lease shall be acquired by
Lender or any purchaser ("Purchaser") by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender or Purchaser succeeds to the interest of Lessor under the Lease, Lessee shall attorn to Lender or Purchaser as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's or Purchaser's succeeding to the interest of the Lessor under the Lease, and the Lease shall continue in accordance with its terms between Lessee as lessee and Lender or Purchaser as lessor; provided, however, that:
(a)	Lender shall not be personally liable under the Lease and
Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Subject Property;
(b)	Lender shall not be liable for any act or omission of any
prior lessor (including Lessor);
(c)	Except for (i) Lessee's right to receive the Security
Deposit at the end of the term of the Lease, pursuant to the terms thereof,
(ii) Lessor's obligation to return the "L-C" in accordance with the terms of the Lease, and (iii) Lessee's right to offset against rent, in accordance with the terms of the Lease, certain amounts of the tenant improvements allowance granted Lessee in connection with the Lease, if the same is not paid by Lessor pursuant to the terms of the Lease, Lender shall not be subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor);
(d)	Lender shall not be bound by any payment of rent made more
than thirty (30) days in advance, or any other sums deposited with any prior lessor (including Lessor) under the Lease unless actually received by Lender;
(e)	Lender shall not be bound by any agreement or modification
of the Lease made without Lender's consent;
(f)	Subject to the terms of item(c), above, Lender shall not be
bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of any proceeds recovered under any insurance required to be carried under the Lease; and
(g)	Lender shall not be bound by any restriction on competition
beyond the Leased Premises.
(h)	Lender agrees to indemnify and hold Lessee harmless in
connection with any payments made by Lessee directly to Lender in lieu of to Lessor.
4.	Lessee certifies to Lender that, except for the first month's rent, no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Lessee is as set forth in the Lease, or at the Leased Premises; and that the Lessee, has no charge, lien, claim or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.
5.	Lessee agrees with Lender that from and after the date hereof, Lessee will not terminate or seek to terminate the Lease by reason of any act or omission of the Lessor thereunder until Lessee shall have given written notice, by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, Attention: Senior Vice President, Real Estate Investment Division,
and until a reasonable period of time shall have elapsed following the giving of such notice, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.
6.	This Agreement shall inure to the benefit of and shall be binding upon
Lessee and Lender, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be altered, modified or amended except in writing signed by all of the parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the State of
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
[ATTEST OR WITNESSES (2)]LESSEE:
By:
Its:
[SEAL]
[ATTEST]MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation
By:
Its:
[SEAL]

ACKNOWLEDGEMENTS
STATE OF
SS.
COUNTY OF
On this, the            day of                  , 19    , before me, the
undersigned party, personally appeared
who acknowledged himself to be the                       of
                                       , a
            , and that he as such
being authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained
by signing the name of the                    by himself as
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public
My Commission Expires:
COMMONWEALTH OF MASSACHUSETTS
ySS.
COUNTY OF_
On this, the        day of                   , 19     , before me, the
undersigned party, personally appeared
who acknowledged himself to be the                         of MASSACHUSETTS
MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and that he as
such                being authorized to do so, executed the foregoing Lease
Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the corporation by himself as IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public
My Commission Expires:



EXHIBIT D-1
SUBORDINATION OF DEED OF TRUST
(hereinafter called "Lender") as owner and holder of a certain promissory note dated ___________ in the principal sum of _______________________
Dollars ($) and a Deed of Trust dated of even date therewith securing said Note, now a first lien upon the premises more particularly demised and described in those certain leases by and between _____________________, as Landlord, and the persons named (whose agreement hereto is evidenced by unrecorded agreements in the possession of Landlord and Lender) in Exhibit A attached hereto and made a part hereof, as Tenant, and upon other property, in consideration of such leasing and of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,
DOES hereby covenant and agree that the said Deed of Trust shall be, and the same is hereby made, SUBJECT AND SUBORDINATE to said leases with the same force and effect as if the said leases had been executed, delivered and recorded prior to the execution, delivery and recording of said Deed of Trust, without regard to the date on which said leases had been executed, delivered and recorded in relation to the date on which said Deed of Trust has become an effective lien by the terms therein demised;
EXCEPT, HOWEVER, that this Subordination shall not affect or be applicable to and does hereby expressly exclude:
(a)	The prior right, claim and lien of the said Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of said premises, and to the right of disposition thereof in accordance with the provisions of said Deed of Trust,
(b)	The prior right, claim and lien of the said Deed of Trust in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said premises and as to the right of disposition thereof in accordance with the terms of said Deed of Trust, and
(c)	Any lien, right, power or interest, if any which may have arisen or intervened in the period between the recording of the said Deed of Trust and the execution of the said leases, or any lien or judgment which may arise at any time under the terms of such leases.
The subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.
IN WITNESS WHEREOF, this Subordination has been duly signed and delivered by the undersigned this ____________ day of , 19__.
"LENDER":



EXHIBIT E
ESTOPPEL STATEMENT
Re: Lease dated as of  (hereinafter the "Lease"), between
(hereinafter the "Lessor") and (hereinafter the "Lessee"), (and amended on ), concerning the premises described in Exhibit A attached hereto (the "Premises").
As Lessee under the above referenced Lease, the undersigned hereby acknowledges for the benefit of ("Lender"), which has or is about to make a loan to said Lessor, part of the security for which will be a mortgage or deed of trust covering the Premises leased to the undersigned and an assignment of Lessor's interest in the Lease, the truth and accuracy of the following statements pertaining to said Lease.
1.	Lessee has accepted, is satisfied with (except for only
nonsubstantial defects, notice of which has previously been given to Lessor), and is in full possession of said Premises, including all improvements, additions and alterations thereto required to be made by Lessor under the said Lease, and Lessee is not aware of any patent or latent defects in construction of said improvements (except for only nonsubstantial defects, notice of which has previously been given to Lessor) which would constitute a default by Lessor pursuant to the Lease.
2.	Lessee is paying the full rent stipulated in said Lease to be paid by Lessee as of the date hereof with no offsets, defenses or claims.
3.	To the best of Lessee's knowledge, Lessor is not presently in default under any of the terms, covenants or provisions of said Lease.
4.	To the best of Lessee's knowledge, Lessor has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of said Lease as specified in said Lease.
5.	The current fixed base monthly rent under said Lease is $ and no moneys have been paid to Lessor in advance of the due date set forth in the Lease described above, except as follows:
6.	The Lease is for a term of  years and Lessee has been in
occupancy since  and paying rent since 	.
7.	The Lease commenced on 	.
8.	Lessee hereby acknowledges (a) that there have been no
modifications or amendments to said Lease other than herein specifically stated, (b) that it has no notice of a prior assignment, hypothecation or pledge of rents or of the Lease, (c) that the Lease is in full force and effect and Lessee has no defenses, setoffs or counterclaims against Lessor arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Lessee and Lessor, (d) that the Lease represents the entire agreement between the parties thereto as to the leased premises, and Lessee neither has nor claims any right or interest in or under any contract, option or agreement involving the sale or transfer of the leased premises except as specifically provided in the Lease, (e) that no prepayment or reduction of rent, and no modification, termination or acceptance of surrender of the Lease will be valid as to Lender without the consent of Lender, and (f) that notice of the proposed assignment of Lessor's interest in said Lease may be given Lessee by Certified or Registered Mail, Return Receipt Requested, at the Premises, or as otherwise directed herein.
Dated: _______________, 19
LESSEE:
By:
Its:
(Address to which notices are to be sent if other than Premises)

EXHIBIT F
BUILDING RULES AND REGULATIONS
The following rules and regulations shall be applicable to the
Building. In the event of any conflict between these rules and regulations and the terms of the Lease, the terms of the Lease shall apply. Landlord agrees that, upon Tenant's request, Landlord shall use commercially reasonable efforts, not including litigation, to enforce these rules and regulations against any other tenant of the Project whose violation of such rules and regulations causes a material and adverse effect on Tenant's use of its Premises or the Common Areas in accordance with the terms of this Lease.
1.	No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, or printed or affixed on or to any part of the Building or Premises if visible from outside the Premises, without the prior written consent of Landlord. Tenant's identification signs and lettering shall be in accordance with Landlord's standard requirements for the Building unless otherwise approved in writing by Landlord, and shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.
2.	Tenant shall not place or maintain any window covering, blinds or drapes on any window without Landlord's prior written approval. A breach of this rule will directly and adversely affect the exterior appearance of the Building. Upon request by Landlord, Tenant shall remove any window covering, or any other item visible from outside the Premises, if installed or placed without Landlord's written approval.
3.	A directory of the Building will be provided for the display of the name and location of tenants. Landlord will install at Tenant's expense directory strips for Tenant's name and a reasonable number of the principal employees thereof.
4.	The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord might be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed so as to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities or are creating a nuisance. No employee, invitee, contractor or agent of Tenant shall go upon the roof of the Building.
5.	Tenant shall be responsible for assuring that doors to the
Premises are locked during non-business hours. Such doors shall not be left open during business hours, except while moving furniture or other items in or out of the Premises, unless Landlord consents otherwise.
6.	The toilet rooms and urinals, wash bowls and other apparatus therein shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be placed therein; the expense of breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, invitees, contractors or agents, shall have caused it.
7.	Except as to normal pictures and furnishings, and construction approved by Landlord Tenant shall not mark, drive nails, screw or drill into partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.
8.	Tenant shall not overload any floor of the Premises or the
Building. No furniture, freight or equipment of any kind shall be brought into the Building by Tenant or its contractors or agents without prior consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy objects brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute weight. Landlord will not be responsible for loss or damage to any property from any such cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any part of the Building any hand truck unless it is equipped with rubber tires and side guards.
9.	Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished to rooms to which Tenant denies Landlord's janitorial workers access.
10.	Tenant shall not use, keep or permit to be used or kept any
noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein. No tenant shall make or permit to be made any loud or disturbing noises or disturb or interfere with occupants of the Building or those having business with them whether by the use of any musical instrument, radio, phonograph, shouting or in any other manner. Tenant shall not throw anything out of doors or down the passageways.
11.	The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises authorized by the Lease. No cooking shall be done or permitted in the Premises without Landlord's consent, except that use by Tenant of Underwriter's Laboratory approved microwave ovens or equipment for brewing coffee or similar beverages shall be permitted. Tenant shall not advertise for day laborers giving an address at the Premises. The Premises shall not be used for lodging or for any illegal purposes. Tenant shall not keep or maintain pets or animals of any type and shall not store or keep bicycles, mopeds or motorcycles in the Premises or the Building.
12.	Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or permitted by Landlord.
13.	Landlord will direct electricians as to where and how electrical, telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephone switching equipment, call boxes and other similar equipment in the Premises shall be subject to the reasonable approval of Landlord.
14.	Landlord will furnish Tenant free of charge two (2) keys for each locking door in the Premises. Any additional or replacement keys will be furnished at a reasonable charge. All keys to offices, rooms and toilet rooms shall be obtained from Landlord and Tenant shall not duplicate or obtain such keys from any other source. Upon termination of the Lease, Tenant shall deliver to Landlord the keys to the offices, rooms and toilet rooms which were previously furnished to Tenant, failing which Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by any unreturned key if Landlord deems it necessary to make such changes. Landlord shall have the right periodically to change all locks and furnish Tenant with new keys therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord (except as to safes, vaults and other secured areas of Tenant approved by Landlord).
15.	No furniture, packages, supplies, equipment or merchandise will be received in the Building, except via the loading dock, and deliveries in the ordinary course of business for general office uses; or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.
16.	Landlord reserves the right to close and keep locked all
entrances and exit doors of the Building on Saturdays, Sundays, legal holidays and on other days between non-business hours, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants (such hours are referred to as "After-Hours"). However, during such After-Hours Tenant and/or authorized employees as well as guests, licensees or invitees of Tenant who are accompanied by Tenant or an authorized employee of Tenant, shall be allowed access to the Building upon proper identification. Except as caused by Landlord's gross negligence or wilful misconduct, Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same.
17.	The "normal business hours" for the Building are from 9:00 a.m.
to 8:00 p.m. Monday through Friday, excluding nationally recognized standard holidays. At the request of any other tenant of at least 10,000 square feet in the Building, Landlord may change such hours to be 8:00 a.m. to 7:00 p.m. Monday through Friday. All other hours are deemed "After-Hours". (Note that the Building Hours are also set forth in
Section 12.1 of the Lease.)
18.	Tenant shall not canvass or solicit other tenants in the Building and Tenant shall cooperate to prevent any such canvassing and/or solicitation. Canvassing and peddling in the Building is prohibited.
Tenant shall not obtain for use in the Premises food, beverage, shoe shine or other services except as expressly permitted by Landlord, except for the type of services as generally allowed by Landlord in the Project.
19.	Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, has no legitimate purpose to be in the Building, or is violating the rules and regulations of the Building.
20.	The requirements of Tenant will be attended to only upon
application to Landlord's designated property manager. Tenant acknowledges that employees of Landlord shall have no obligation to perform work for Tenant or do anything outside their regular duties for Tenant unless under special instructions from Landlord, and that no employee will have any obligation to admit any person (Tenant or otherwise) to any office of Landlord without specific instructions from Landlord.
21.	No vending machines of any description shall be installed,
maintained, or operated by Tenant upon the Premises or in the Building, without the prior written consent of Landlord, unless such machines are not visible from outside the Premises, and are for the sole use of Tenant's officers, employees, and guests.
22.	Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant shall also provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.
23.	Tenant shall not install any radio or television antenna,
loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Building or elsewhere.
24.	Tenant shall store its trash and garbage within the Premises or in other facilities designated by Landlord. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary practice of trash disposal. All trash and garbage disposal shall be made pursuant to directions issued from time to time by Landlord.
25.	Landlord may waive any one or more of the rules and regulations as to any tenant without being construed as having waived same as to any other tenant.
26.	Tenant shall be responsible for the observance of the rules and regulations by Tenant's employees, agents, customers, invitees and guests.
27.	Landlord reserves the right upon written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Project, or to establish additional rules and regulations when, in Landlord's reasonable judgment, it is necessary, desirable or proper for the best interest of the Project and its tenants.
28.	The rules and regulations shall be administered fairly by
Landlord and Landlord shall not enforce them in a discriminatory manner as between the tenants of the Project.

EXHIBIT G
TENANT PARKING AREAS
PARKING LICENSE AGREEMENT
BARCLAY CURCI INVESTMENT COMPANY, a California general partnership ("Licensor"), hereby grants to Activision, a Delaware corporation ("Licensee"), the right and license to use parking spaces in Santa Monica Business Park (the "Project"), as described below and subject to the following conditions:
1.	Type and Number of Parking Spaces. Licensee shall have the right to use, on a first-come, first-serve basis, up to 489 unassigned, non-tandem automobile parking spaces, provided that at no time during the term of the "Lease" (defined below) shall Tenant rent less than 300 such spaces (the "Minimum Parking Amount"), provided that if Licensor exercises its right, set forth in Section 28.3 of the Lease, to recapture any portion of the Premises, the Minimum Parking Amount shall be reduced on a proportionate basis. If the area of Licensee's Premises in the Project is reduced, Licensee's allotment of parking spaces will be adjusted proportionately. If the area of Licensee's Premises is increased, Licensee may, at its option, increase the number of its allotted parking spaces proportionately.
Landlord agrees that it shall designate ten (10) spaces directly in front of the Building as "visitor" spaces, for the exclusive use of visitors to the Building, and shall not materially relocate such spaces during the Term.
2.	Monthly Fee. Licensee shall pay for the right and license granted hereby the prevailing rates charged for such spaces by Licensor from time to time ("market rate"). Such sums shall be payable in advance on the first day of each calendar month, provided that the monthly charge for Tenant's first month of use of the parking spaces shall be prorated based on the number of days remaining in such month as of the date Tenant commences such use. Licensor shall have no obligation to accept any such payment from anyone other than Licensee (e.g. Licensee's employees, subtenants, etc.). Landlord agrees that during the first two (2) years of the Lease, the parking rate shall be $40.00 per month per space, plus any applicable taxes. Thereafter, Landlord agrees that the parking rate shall not be increased by more than $5.00 per Lease Year on a cumulative basis (such cumulation shall not include, however, the first two (2) years of the Lease), and that, in no event shall the rate be increased to a rate that is in excess of the market rate. If Licensee fails to make any such payment within five (5) days after notice that the same is overdue, Licensor, at its option and after an additional ten (10) business days' notice to Licensee, may forthwith terminate this license and all rights of Licensee hereunder. Any late payment of the monthly fee will result in additional administrative and processing costs being incurred by Licensor, the exact amount of which would be extremely difficult to determine, and it is agreed that with respect thereto a late fee of Five Dollars ($5.00) per space is a reasonable estimate thereof and will be payable by Licensee with regard to any monthly fee not paid when due.
3.	Term. Licensee shall be entitled to the foregoing parking rights for a period equivalent to the term of that certain "Lease" of Premises in the Project entered into by Licensor and Licensee. Licensee's rights to any and all parking spaces shall automatically be revoked and shall terminate upon any failure of Licensee to cure a material default hereunder within ten
(10) business days notice of such default, or any expiration or termination of said Lease, as well as upon any assignment of such Lease or sublease of such Premises in violation of the terms of such Lease (provided that in the case of an improper sublease or assignment, this Agreement shall terminate only with respect to those parking spaces transferred in connection with such sublease or assignment). Licensee must exercise its rights under this Agreement by delivering all required security deposits and the initial monthly fee for the parking spaces described above within thirty (30) days after the "Commencement Date" of the aforementioned Lease (as defined herein) unless otherwise agreed by Licensor. Failure of Licensee to so exercise its rights will entitle Licensor without notice to transfer to others Licensee's rights to park in any and all parking spaces as to which Licensee has not so exercised its rights hereunder, and Licensee will be deemed to have waived its rights hereunder with regard thereto.
4.	Location of Parking Spaces. Licensor shall have the right in its sole discretion to designate the particular location of said parking space(s), which designation is subject to change from time to time, provided that Licensor agrees that notwithstanding any such change, Tenant shall continue to have access to parking spaces within a reasonable proximity to the Building, and such spaces shall, at all times during the Term, be located within the western portion of the Project, bounded by 31st and 28th Streets. Landlord agrees that it shall not grant any other tenant of the Project substantial exclusive parking rights in the Project.
5.	Rights Non-Transferable. The foregoing parking rights are personal to Licensee and Licensee shall not assign, convey, or otherwise transfer said rights in any manner without Licensor's prior written consent, except in connection with a transfer allowed pursuant to the terms of the Lease. Any attempt by Licensee to do so shall be null and void and, at Licensor's election, shall constitute a material default hereunder. If the Premises or any portion thereof is assigned or sublet pursuant to the terms of the Lease, the number of parking spaces allotted to Licensee under paragraph 1 hereof shall automatically be adjusted accordingly and Licensor and Licensee shall immediately execute an amendment to this Agreement setting forth (i) the number of spaces retained by Licensee, (ii) the number of spaces allotted to Licensee's assignee or subtenant (which number shall not exceed the amount stated in paragraph 1 above), (iii) the then current "market rate" to be charged Licensee for the spaces allotted to its assignee or subtenant, and (iv) the security deposit to be paid by Licensee for its assignee's or subtenant's parking cards.
6.	Licensee Indemnification. Use of said parking spaces and of the parking areas in the Project shall be at the sole risk of Licensee. Unless caused by the negligence or wrongful acts of Licensor, its agents or employees, Licensee hereby agrees to defend, indemnify and hold Licensor harmless against any liability, loss, cost or expense (including reasonable attorneys' fees) for any damage to or loss or theft of any vehicle or property within any vehicle or any other property (including property of Licensee), or injury to or death of any person (including Licensee and Licensee's family, agents, employees, visitors or customers), arising directly or indirectly out of or in connection with the negligent use by Licensee or such other persons of the parking areas or any part thereof.
7.	Interruption of Use. Licensor shall not be liable to Licensee for any interruption of Licensee's use of the rights granted hereunder due to repairs, improvements or alterations of the parking areas or the Project, or due to any labor controversy, or resulting from any cause beyond the reasonable control of Licensor. However, Licensee shall be entitled to an abatement of the monthly fee with regard to any assigned parking space to the extent it is prevented from using such space and no reasonably similar alternative space is made available to it by Licensor. Licensor agrees that, subject to the terms of this Agreement, Licensee shall have the right to use the Project parking areas on a 24-hour per day basis.
8.	Rules and Regulations. Licensor's parking rules and regulations are attached hereto. Licensor may adopt such other reasonable, non-discriminatory rules and regulations relating to the use of the parking areas as in Licensor's reasonable opinion are necessary or desirable for the proper, orderly and safe use of the parking areas. If Licensee fails to materially comply with the rules and regulations and modifications thereto after receiving notice thereof, Licensor may at its option after an additional ten (10) business days notice to Licensee, forthwith terminate this license and all rights of Licensee hereunder, and may also, whether or not such license is so terminated, take such action as shall be required to remedy such failure, and Licensee agrees to pay Licensor on demand the reasonable cost to Licensor of such actions including attorneys' fees. Licensee shall at all times be required to park in a lawful manner, and no vehicle shall at any time be parked in more than one marked space at a time. Licensor shall be entitled to tow away any vehicle which is improperly parked, at the vehicle owner's sole cost and expense. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.
9.	Licensor's Property Rights. Except as otherwise expressly set forth in the Lease or this Parking License Agreement, Licensor shall have the right to decrease the size of any or all of the parking areas in the Project, to alter or rearrange parking spaces and improvements in the parking areas, to take all or any portion of the parking areas for purposes of maintaining, repairing or restoring same, or for purposes of construction and operating structures thereon or adjacent thereto, to have ingress and egress in connection with the exercise of any such rights, and to do and perform such other acts with respect to the parking areas as Licensor shall in its reasonable discretion deem appropriate. Licensor may at any time and from time to time in its discretion designate any portion of the parking areas in the Project for use as assigned parking, visitor parking or employee parking. If Licensor establishes an "employee parking" area or other assigned parking area for Licensee's employees to park in, Licensee shall furnish Licensor, within five (5) days after written request to do so, with a list of the vehicle license numbers of Licensee's employees parking in the Project. Licensor may charge Licensee Ten Dollars ($10.00) per day for each day or partial day for each vehicle parked by Licensee or any of its employees in a parking space or area other than the space or parking area assigned or designated for such vehicle. Licensor may tow away any such improperly parked vehicles and may also attach violation notices or stickers to improperly parked vehicles. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.
10.	Security Deposit. If parking is in a controlled lot, a monthly parking card or decal may be issued to Licensee for each parking space to be used by Licensee hereunder. Licensee will pay a security deposit equal to $15.00 for each parking card at the time of issuance of the card. Licensor shall have no obligation to accept any such security deposit from anyone other than Licensee. The security deposit shall be held by Licensor to secure Licensee's return to Licensor of such parking card(s) in good condition, normal wear and tear excepted, upon termination of Licensee's rights hereunder. Licensee shall be obligated to take reasonable steps to protect such cards from warping or mutilation. Without limitation as to the generality of the foregoing, if such card (s) are lost or mutilated, Licensor may apply any or all of said deposit toward Licensor's cost of such card(s). If at any time Licensor applies any or all of such security deposit as provided herein, Licensee shall be obligated to deposit with Licensor the amount so applied by Licensor within ten (10) days after written request therefor is given. Upon termination of Licensee's rights hereunder and the return to Licensor of the aforementioned card(s) (or cards issued in substitution thereof) the security deposit or balance thereof shall be returned to Licensee. Licensor need not hold said security deposit in a separate account.
11.	Replacement Cards. If for any reason (other than a malfunction or as a result of normal wear and tear for which Licensee is not responsible hereunder) any card issued to Licensee is requested by Licensee to be replaced, Licensee shall pay Licensor the then current non-refundable charge for said replacement card, which charge is, as of the date hereof, $15.00 per card. No such fee will be charged in connection with the initial issuance of any such card, but only for a replacement of such cards.
12.	Miscellaneous. No waiver by Licensor of any breach of this
agreement by Licensee shall constitute a waiver of any other breach. Any amount due to Licensor that is not paid when due shall bear interest at the "Agreed Rate," as that term is defined in the Lease. In the event of any legal action taken or proceeding brought to enforce the provisions hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection therewith.
DATED this _____ day of November, 1996.
LICENSOR:
BARCLAY CURCI INVESTMENT COMPANY,
a California general partnership
By:	SC ENTERPRISES,
a California limited partnership,
a general partner
By:	SHURL CURCI,
a general partner
By:
Roberta P. Irish,
his attorney-in-fact
LICENSEE:
ACTIVISION, INC.
By:
Name:
Title: President
By:
Name:
Title: Secretary

PARKING RULES AND REGULATIONS
1.	All claimed damage or loss must be reported and itemized in
writing delivered to the parking facility office or property manager's office within ten business days after any claimed damage or loss occurs. Any claim not so made is waived. Licensor has the option to make repairs at its expense of any claimed damage within ten business days after filing a claim. In all court actions the burden of proof to establish a claim remains with Licensee. Court actions by Licensee for any claim must be filed within ninety days from date of parking, in a court of jurisdiction where the claimed loss occurred. Licensor is not responsible for damage by water, fire, or defective brakes, or parts, or for the acts or omissions of others, or for loss of articles left in vehicles. The total liability of Licensor is limited to $250.00 for all damages or loss to any vehicle. Licensor is not responsible for loss of use.
2.	Licensee shall not park or permit the parking of any vehicle under its control in any parking area designated by Licensor as areas for parking by visitors. Licensee shall not leave vehicles in the parking area overnight nor park any vehicles in the parking areas other than automobiles, vans, sport-utility vehicles motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.
3.	Parking stickers or any other device or form of identification supplied by Licensor as a condition of use of the parking facilities shall remain the property of Licensor. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable to any other persons or entities and any device in the possession of an unauthorized holder will be void.
4.	No extended term storage of vehicles shall be permitted.
5.	Vehicles must be parked entirely within the painted stall lines of a single parking stall.
6.	All directional signs and arrows must be observed.
7.	The speed limit within all parking areas shall be 5 miles per hour.
8.	Parking is prohibited:
(a)	in areas not striped for parking;
(b)	in driveways;
(c)	where "no parking" signs are posted;
(d)	in cross-hatched areas; and
(e)	in such other areas as may be designated by Licensor or its
parking operator.
9.	Every parker is required to park and lock his own vehicle unless
Licensor furnishes valet service. Valet parking attendants may refuse to drive any vehicle reasonably believed to be unsafe.
10.	Loss or theft of parking identification devices from vehicles must be reported to the parking operator immediately, and a lost or stolen report must be filed at that time. Licensor has the right to exclude any vehicles from the parking facilities that does not have an identification device.
11.	Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.
12.	Lost or stolen identification devices found by the Licensee should be reported to the parking facility office or property manager immediately to avoid confusion.
13.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.
14.	Licensee shall acquaint all persons to whom Licensee assigns parking space of these Rules and Regulations. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.
15.	Licensor reserves the right to refuse the sale of monthly stickers or other parking identification devices to any person and/or his agents or representatives who willfully refuses to comply with these Rules and Regulations.

EXHIBIT H
FORM OF LETTER OF CREDIT
(Letterhead of a money center bank
acceptable to the Landlord)
______________, 1996
BARCLAY-CURCI INVESTMENT COMPANY
Transpacific Development Company
3250 Ocean Park Boulevard
Suite 110
Santa Monica, California  90405

Gentlemen:
We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of BARCLAY-CURCI INVESTMENT COMPANY, a California general partnership, the aggregate amount of Two Million Four Hundred Forty-One Thousand Three Hundred Forty-Nine and 41/100 Dollars ($2,441,349.41).
Funds under this Letter of Credit are available to the beneficiary hereof as follows:
Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Barclay-Curci Investment Company ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by Shurl Curci, Roberta Irish, or Tom Irish (each, an "Authorized Representative"), certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by an Authorized Representative.
This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions, including the designation of new Authorized Representatives.
The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.
This Letter of Credit shall expire on ______________.
Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.
This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.

Very truly yours,
(Name of Issuing Bank)

By:__________________________________


EXHIBIT I
INTENTIONALLY OMITTED

EXHIBIT J
HVAC SPECIFICATIONS; FLOOR LOAD SPECIFICATIONS
An air-conditioning system will be provided throughout the term of the Lease. Interior space shall be provided with thermostatically controlled zones. The system is designed to be of sufficient capacity to maintain an average inside temperature of 75 F plus or minus 2 degrees during the summer and 70 F plus or minus 2 degrees during the winter, based upon outside temperatures as defined by ASHRAE standards for the area and in accordance with an occupancy of one person per 200 square feet and an average electrical load of 6 watts per square foot (lighting and power).
These temperatures are subject to the conditions and requirements of State and Federal Energy Regulating Bodies including the California Energy Conservation Standards for non-residential buildings.


FLOOR LOAD SPECIFICATIONS
2nd Floor -	Dead Load:	49 pounds per square foot (including 20
pounds per square
foot partition load)
	Live Load:	50 pounds per square foot on typical floor with
100 pounds
per square foot in corridors
3rd Floor -	Dead Load:	Same specifications as 2nd floor
	Live Load:	Same specifications as 2nd floor

EXHIBIT K
JANITORIAL SPECIFICATIONS









EXHIBIT L
FORM OF EXPENSE STATEMENT


Expense Statement
Line Items
Cleaning
Utilities
HVAC
Elevators
Administration
Management Fee
Landscape/Grounds
Security/Life Safety
General Building
Building Repairs
Parking Operations
Taxes
Insurance

OFFICE LEASE

SANTA MONICA BUSINESS PARK


BARCLAY-CURCI INVESTMENT COMPANY,
a California general partnership,

as Landlord,

and
ACTIVISION, INC.,
a Delaware corporation,
as Tenant

OFFICE LEASE
TABLE OF CONTENTS
Article												    Page
1. FUNDAMENTAL LEASE PROVISIONS	1
2. PREMISES	2
3. TERM	3
4. BASIC RENT PAYMENTS	3
5. TENANT PARKING	4
6. ADDITIONAL RENT	4
7. TAXES PAYABLE SOLELY BY TENANT	9
8. LATE PAYMENTS	9
9. SECURITY DEPOSIT; LETTER OF CREDIT	9
10. SIGNS	11
11. USE	13
12. SERVICE AND UTILITIES	13
13. ENTRY BY LANDLORD	16
14. MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW	16
15. ALTERATIONS AND ADDITIONS	17
16. INDEMNITY	18
17. INSURANCE	18
18. DAMAGE AND DESTRUCTION	19
19. CONDEMNATION	20
20. LIENS	20
21. DEFAULTS BY TENANT	21
22. LANDLORD'S REMEDIES	21
23. LANDLORD EXCULPATION	22
24. COSTS OF SUIT	23
25. SURRENDER OF PREMISES; HOLDING OVER	23
26. SURRENDER OF LEASE	24
27. TRANSFER OF LANDLORD'S INTEREST	24
28. ASSIGNMENT AND SUBLETTING	24
29. ATTORNMENT	28
30. SUBORDINATION AND NONDISTURBANCE	28
31. ESTOPPEL CERTIFICATE	29
32. INTENTIONALLY OMITTED	29
33. QUIET ENJOYMENT	29
34. WAIVER OF REDEMPTION BY TENANT	29
35. BROKERS	29
36. RULES AND REGULATIONS	29
37. NOTICES	29
38. WAIVER	30
39. MISCELLANEOUS	30
40. RIGHT OF FIRST OFFER	33
41. OPTION TERM	34
42. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS	34

Exhibits
A	Description of Premises
A-1	Outline of Project
B	Verification of Term and Basic Rent
C	Tenant Work Letter
D	Subordination of Lease
D-1	Subordination of Deed of Trust
E	Estoppel Statement
F	Building Rules and Regulations
G	Parking License Agreement
H	Form of Letter of Credit
I	Intentionally Omitted
J	HVAC Specifications; Floor Load Specifications
K	Janitorial Specifications
L	Form of Expense Statement

INDEX OF DEFINED TERMS

Abatement Event	13
Abatement Notice	13
Additional Allowance	1
Additional Rent	3
Affiliates	25
After-Hours Charges	12
After-Hours HVAC	12
Agreed Rate	29
Alterations	14
Bankruptcy Code	25
Base Building	15
Base Building Work	1
Base Year	7
Basic Rent	4
BOMA	2
Building	2
Building HVAC System	12
Building Signage	11
Building Standard	11
Business Hours	11
Cap	5
Commencement Date	3
Common Area	7
Contemplated Effective Date	22
Contemplated Transfer Space	22
Control	25
Cost Pools	8
Eligibility Period	13
Excess Use	13
Expenses	4
Facade Modification	1
First Offer Commencement Date	31
First Offer Rent	31
First Offer Space	31
Force Majeure	29
Foreclosure	26
Frontage Area	30
HVAC	12
HVAC Upgrade	12
Intention to Transfer Notice	22
Landlord	1
Landlord's Base Year Costs	4
Landlord Parties	20
L-C	9
L-C Reduction	10
Lease Year	3
Lines	30
Market Capitalization	10
Mortgagee	16
Non-Disturbance Agreement	26
Operating Expenses	4
Option Term	32
Original Tenant	31
Other Improvements	30
Premises	2
Pre-Occupancy Period	3
Pre-Occupancy Space	3
Project	2
Proposed Effective Date	22
Renovations	30
Rent	3, 19
Rentable Area	2
Rental	3
Security Deposit	9
Six Month Period	22
Subsequent Year	7
Superior Right Holders	31
Systems and Equipment	15
taking	18
Tax Expenses	7
Tenant	1
Tenant's Share	7
Tenant Improvements	1
Tenant Sign	10
Term	3
Termination Date	26
Transfer	22
Upgrade Costs	12
Usable Area	2


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